An Appraisal Report

                                       Of

                                Eckerd Drugstore
                           A 10,908 SF Retail Building
                         1122 Murfreesboro Road (SH-96)
                      Frankin, Williamson County, Tennessee

                            Effective Date Of Report
                                November 20, 1997

                                Specifically For
                               Mr. Lawrence Miller
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326

                                       By
                       Huber & Lamb Appraisal Group, Inc.
                          109 Westpark Drive, Suite 320
                           Brentwood, Tennessee 37027

                                    11-97-605

               [LETTERHEAD OF HUBER & LAMB APPRAISAL GROUP, INC.]

November 24, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE: A Complete Appraisal Assignment, Self-Contained Report of The
    Eckerd Drugstore
    A 10,908 SF Retail Building
    1122 Murfreesboro Road (SH-96)
    Frankin, Williamson County, Tennessee

Dear Mr. Miller:

At your request and authorization, we have appraised the above referenced property for the purpose of estimating its current As Is market value as of November 20, 1997. The property rights being appraised are the Leased Fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of November 20, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the prospective value upon completion of the Leased Fee interest in the subject property is:

                      Three Million Fifty Thousand Dollars
                                  ($3,050,000)

Marketing Period: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject property. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

Mr. Lawrence Miller
November 24, 1997
Page 2

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb
James E. Lamb, MAI
State Certified General Real Estate Appraiser
Licensee #CG-557
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                                                               TABLE OF CONTENTS
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Summary of Important Facts and Conclusions..................................1
The Appraisal Assignment....................................................3
      Identification of Subject Property....................................3
      Purpose & Use of The Appraisal Report.................................3
      Property Rights Being Appraised.......................................3
      Significant Dates of Appraisal Assignment.............................3
      Scope of the Appraisal................................................3
      Subject Property Sales History........................................4
Definition of Terms.........................................................6
Assumptions and Limiting Conditions........................................10
Metropolitan Area Analysis.................................................12
      Metropolitan Area Map................................................30
Williamson County Analysis.................................................31
      Williamson County Mqap...............................................34
Neighborhood Analysis......................................................35
      Neighborhood Map.....................................................38
Site Analysis..............................................................39
      Site Plan Map........................................................42
      Tax Plat Map.........................................................43
      Flood Plain Map......................................................44
Description of Improvements................................................45
      Site Plan............................................................48
      Elevations...........................................................49
Photographs of Subject Property............................................51
Subject Property Zoning....................................................53
      Zoning Map...........................................................55
Highest and Best Use.......................................................56
Real Estate Tax Analysis...................................................61
Appraisal Procedure........................................................63
Land Valuation.............................................................65
      Land Sales...........................................................67
      Comparable Land Sales Map............................................73
      Land Valuation Analysis..............................................75
      Cost Approach........................................................80
      Subject's Marshall Valuation Cost Data...............................81
      Analysis of Depreciation.............................................83
      Cost Approach Summary................................................87
Sales Comparison Approach..................................................88
      Comparable Improved Sales Data.......................................90
      Comparable Improved Sales Map.......................................100
      Sales Comparison Approach Analysis..................................101
      Sales Comparison Approach Reconciliation............................105


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                                                      TABLE OF CONTENTS, cont'd.
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Income Capitalization Approach............................................107
      Comparable Improved Rental Data.....................................109
      Comparable Improved Rental Map......................................119
      Potential Gross Income Analysis.....................................121
      Expense Analysis....................................................125
      Stabilized Operating Statement......................................127
      Direct Capitalization Rate Analysis.................................128
      Subject's Potential Mortgage Terms Analysis.........................129
      Debt Coverage Ratio Analysis: A Test of Reasonableness..............130
      Income Capitalization Approach Reconciliation.......................132
Correlation and Final Estimate of Value...................................133
Certification of Value....................................................135
      Summary of Qualifications...........................................136
Addenda...................................................................138


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
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Report Type:                                  Complete Assignment,
                                              Self-Contained Report

Valuation Conclusion:
Final Value Estimate:                         $3,050,000
      Cost Approach:                          $2,825,000
      Sales Comparison Approach:              $3,050,000
      Income Capitalization Approach:         $3,050,000

Estimated Marketing Period:                   12 months, assuming the subject is
                                              placed on the market at the final
                                              value estimate conclusion above

Interest Appraised:                           Leased Fee

Value Estimate's Implied Units of Comparison:
      Value/SF:                               $279.61/SF
      GIM:                                    10.95x
      Overall Rate:                           9.01%

Significant Appraisal Dates:
      Date of Appraisal Report:               November 24, 1997
      Effective Date Of Appraisal:            November 20, 1997
      Date of Inspection:                     November 20, 1997

Location:
      Address:                                1122 Murfreesboro Road (SH-96)
      Physical Location:                      SWC Southwind Drive and SH-96
      City:                                   Frankin
      County:                                 Williamson
      State:                                  Tennessee

Legal Description:
      Tax Map/Parcel:                         79J-A/2.01 & 2.02

Property Description:
      Land Area:
       Acres:                                 1.665
       Square Feet:                           72,512
       Zoning:                                GC -General Commercial

      Improvements:
       Property Type:                         Retail
       Tenancy:                               Single Tenant
       Size (Gross Building Area):            11,293 SF
       Size (Net Rentable Area):              10,908 SF
       Year Built:                            1997
       Current Physical Occupancy:            100%


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1
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                               Summary of Important Facts & Conclusions, cont'd.
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Highest and Best Use:
      As Vacant:                              Development with a single tenant,
                                              freestanding drug store

      As Improved:                            Continued use as a drug store on a
                                              single tenant basis.

Estimated Income Operating Data:
      Gross Potential Income:                 $278,580
      Occupancy at Date of Appraisal:         100%
      Stabilized Vacancy:                     0%
      Net Operating Income:                   $274,703


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                        THE APPRAISAL ASSIGNMENT
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Identification of Subject Property

Property Name:                      Eckerd Drugstore
Property Type:                      Retail
Address:                            1122 Murfreesboro Road (SH-96)
General Location:                   SWC Southwind Drive and SH-96
City:                               Frankin
County:                             Williamson
State:                              Tennessee
Tax Map/Parcel:                     79J-A/2.01 & 2.02
Metes & Bounds Description:         See exhibit in Addenda

Purpose & Use Of The Appraisal Report

Purpose of Report:                  Estimate the "as is" market value of subject
                                    property. The reader is referred to the
                                    Definition of Terms section of the report for the definition of market value as utilized in this analysis.

Client's Intended Use of Report:    Assist in real estate mortgage finance
                                    underwriting of the subject property.

Property Rights Being Appraised

      The property rights being appraised are the Leased Fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of Leased Fee as utilized in this analysis.

Significant Dates of Appraisal

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:           November 24, 1997
Effective Date Of Appraisal:        November 20, 1997
Date of Inspection:                 November 20, 1997

Scope Of The Appraisal

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.

      2. Analyzed the Frankin economy and the subject neighborhood to determine the market conditions that effect the subjects market value.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 3
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                                               The Appraisal Assignment, cont'd.
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      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual dam on the subject recorded dam, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the dam gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent dam and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

Subject Property Sales History

      The following summarizes the most recent sales transaction and prior sales history of the subject property: The subject is a part of a 6.6_+ acre tract recently purchased by the subject developer. No recorded transaction of the subject 1.665 acre parcel has occurred to date. The following information represents the entire 6.0_+ acre site of which the subject is only a portion.

Current Owner of Record:               NOM Franklin, LP

Most Recent Transaction Data:
   Transaction Date:                   03/03/97
   Grantor:                            Franklin Land Dev Fund Ltd.
   Consideration:                      $1,750,000 ($6.15/SF) for 6.607 Acres
   Deed Book/Page:                     1496/286

Previous Transaction Data:
   Transaction Date:                   12/29/86
   Grantor:                            Lee Beaman
   Consideration:                      Not available
   Deed Book/Page:                     636/331

Comparison to
   Concluded Value:                    Since the subject is only a portion of
                                       the original 6.607 acre tract included in the most recent transaction, it is difficult to compare the concluded market value of the subject 1.665 acre parcel to the most recent transaction.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 4
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                                               The Appraisal Assignment, cont'd.
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      Comment: The 6.607 acre tract had previously been under contract by Harris
Teeter grocery company (or a developer representing the company) with the intent of developing a shopping center anchored by Harris Teeter. The contract price was reported to be just under $1,800,000. The contract expired for specific reasons unknown to the appraiser. However, it has been reported to the appraiser that Harris Teeter had not intended for this contract to expire and still wanted the site. The contract of the March 1997 transaction was a back-up contract and was accepted before Harris Teeter could rectify the situation. To the appraiser's knowledge, the Harris Teeter contract had been in place since as early as March 1996.

      Subsequent to the 6.607 acre parcel being placed under contract by NOM Franklin, LP, two contracts were submitted for the subject tract. The following summarizes this history.

Subject Parcel:                     Two contracts had been submitted to NOM
                                    Franklin, LP for the subject corner tract.
                                    CNL Retail Development had submitted a
                                    contract for $1,100,000 with the intent of developing an Eckerd freestanding drug store on 1.76 acres. The second, back-up contract was submitted by R.S. Tatum for $1,100,000 for 1.87 acres inclusive of the subject.
                                    R.S. Tatum intended to develop the site with a Walgreens freestanding drag store.
                                    Reportedly, both drag store companies had approved the site at the contract prices tendered.

                                    The developer of the 6.607 acre tract, NOM
                                    (Newton Oldacre McDonald) Franklin, LP, did not accept either contract. Upon reporting to Eckerd and their developer that NOM intended to sell to the Walgreens developer, Eckerd Corp. came back to NOM and indicated that they were willing to consider any reasonable adjustment by the seller to control the site. NOM indicated that they would only accept Eckerd if NOM was the developer of the Eckerd building. Thus, the development of the subject 1.665 acre parcel is not another transaction between two separate entities. However, based on the previous contracts submitted, NOM Franklin, LP is allocating $1,100,000 to the subject land in their development cost budget.

                                    In a similar manner, NOM Franklin, LP
                                    developed the adjacent tract fronting SH-96 with a two tenant retail center. The Hollywood Video was completed in September 1997 and a proposed Jiffy Lube will be developed in early 1998.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 5
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                                                            DEFINITIONS OF TERMS
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1.    Market Value - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

               Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                                 Section 34.42 (f) of Federal Regulations.

                           2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. Highest and Best Use - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. Market Rent - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. Market Price - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. Appreciation - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. Depreciation - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 6
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                                                 Definitions of Terms, cont'd.
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7.    Investment Value - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. Functional Obsolescence - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. External Obsolescence - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. Fee Simple Estate - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. Leased Fee Estate - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. Leasehold Estate - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. Present Value - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. Gross Sales Proceeds - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. Forecasting - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.

16. Overall Capitalization Rate - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. Discount Rate - A rate of return on capital used to convert future payments or receipts into present value.

18. Internal Rate of Return - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e.,


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 7
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                                                   Definitions of Terms, cont'd.
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      the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. Retail Value - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

      Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

Supplemental Definitions

      1. Market Value "As Is" on Appraisal Date: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

      2. Prospective Value Upon Completion of Construction: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as- is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre-leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

      3. Prospective Value Upon Achieving Stabilized Occupancy: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

      4. Proposed Tract Development: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

      5. Fair Value - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the property type and local market conditions. When a current sale


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 8
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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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            is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 9
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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      Standard Rule 2-2g of the Code of Professional Ethics and Standards of
Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 10
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                                    ASSUMPTIONS AND LIMITING CONDITIONS, cont'd.
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      only if it is believed to be accurate and correct. However, such information is not guaranteed.

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 11
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                                                      METROPOLITAN AREA ANALYSIS
--------------------------------------------------------------------------------

Introduction

The intent of this analysis is to provide basic data reflecting the Nashville Metropolitan area economy and determine the potential effect on real estate absorption, occupancies, rent trends and values. This analysis utilizes graphs in the presentation of data to assist the reader in quickly identifying trends.

General Pertinent City Data

      The following is general data about Nashville that will assist the reader in establishing general characteristics of Nashville.

o     State Capitol
o     County Seat
o     Second largest city in Tennessee
o     MSA is largest in Tennessee
o     MSA consists of 8 counties surrounding Davidson County
o 50% of the U.S. population is located within a 600 mile radius of the city.
o Nashville-Davidson County consists of a Metropolitan Government (i.e., city and county government combined into one government)

Population

      Population:       1,128,400
      Year:             1/1/97
      Source:           Sales & Marketing Management, August 30, 1997

      The graph to the right reflects historical population trends for the Nashville MSA from 1970 through 1/1/97. Overall, the growth rate has been relatively stable with a higher growth rate in the 1990's. The upward trend in the population is expected to continue at moderate rates in the long-term. Recent trends indicate that the suburban counties will be the primary beneficiary of future growth. Currently, Rutherford County and Williamson County are the fastest growing counties in Middle Tennessee. In fact, Rutherford County is in the top 50 fastest growing counties in the United States.

                                 [GRAPH OMITTED]


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      The Nashville MSA consists of eight counties. The graph to the right indicates that the largest populated counties are Davidson and Rutherford Counties. Nashville-Davidson is part of Davidson County. Therefore, the Davidson County data includes the Nashville-Davidson data.

                                 [GRAPH OMITTED]

Cost of Living

      Data provided by the American Chamber of Commerce Researcher's Association indicates that Nashville's cost of living is one of the lowest in the U.S. as compared to comparable sized towns or larger.

      ACCRA All Index Rating:       94.2
      ACCRA Report Date:            Third Quarter 1996

      The graph to the right provides a comparison of the cost of living index between Nashville and other cities. The high quality of life in Nashville combined with the low cost of living makes the area an attractive location for new businesses. Nashville has lower cost of living as compared to the two other metropolitan areas in Tennessee-Knoxville and Memphis. In addition, the cost of living is lower than comparable sized cities such as Indianapolis, Charlotte, Raleigh and Birmingham.

                                 [GRAPH OMITTED]


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                                             Metropolitan Area Analysis, cont'd.
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Effective Buying Income

      While Nashville has a relatively low cost of living, the effective buying income (EBI) is slightly above the national level. The EBI is also referred to as "disposable personal income". The following information was obtained from Sales and Marketing Management Survey of Buying Power, August 30, 1997.

      Median Household EBI of:
            Nashville MSA:          $38,224
            USA:                    $33,482

      The following graph compares the median household effective buying income of the Nashville MSA to the individual counties and composite suburban market.

                                 [GRAPH OMITTED]

Economic Profile

      The Nashville economy is very diversified and closely parallels the US economy as evidenced by the labor force allocation comparisons provided later. As a result, the economic performance of Nashville also closely parallels the national economy. Nashville experienced the strong economic activity in the mid-1980's, fell into recession in 1989 and has recovered and is expanding since 1993. The real estate market in Nashville has followed similar trends as the overall economy with the exception of the real estate market experiencing more of a depression than a recession in the late 1980's. This phenomena, however, has been experienced throughout many metropolitan markets in the United States. The following discussions present the basic economic profile of Nashville as well as general trends.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 14
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                                             Metropolitan Area Analysis, cont'd.
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Major Industries

      The following is a list of the major industries significantly influencing the Nashville economy. The reader is directed to the exhibit at the end of the Metropolitan Analysis for a list of the largest employers of Metropolitan Nashville.

o      State & Federal Government          o      Music Industry
o      Printing Industry                   o      Tourism & Conventions
o      Healthcare Industry                 o      Automotive Manufacturing
                                                  Industry

      Printing & Publishing Industry - Nashville, the South's leading center for printing and publishing, is the home of the Printing Industry Association of the South, the Southern Baptist Convention and United Methodist printing facilities, and the Thomas Nelson Co., the world's largest printer and distributor of Bibles. In addition, Nashville is home of Ingram Publishing, the largest book and software distributor in the world. Publishers Weekly recently described Nashville as one of the nation's ten largest book publishing, printing and distribution centers and the largest in the south.

      Healthcare Industry - Nashville is currently considered the healthcare industry's business center for the U.S. Nashville is home to companies that manage or own more than 60% of the for-profit acute care hospital beds in the United States. More than 140 health care companies with a national or multi-state presence, representing every segment of the industry, have regional or corporate headquarters in Nashville. The most prominent company is Columbia/HCA Healthcare Corporation, the largest for-profit hospital operator in the world. It is a $16 billion-a-year company owning more than 300 hospitals and 100 day-surgery centers in 37 states. The company is one of the largest public companies in the U.S. surpassing Coca-Cola Co. and Xerox.

      Music Industry - Nashville's most famous asset is its dynamic music industry. Anchored by the renowned Grand Ole Opry, with continuous live broadcasting since its founding in 1925, Nashville has become the headquarters for the country-music world. The industry has an estimated $2.5 billion impact on the Music City economy as well as spawning the tourism business, valued to be approximately $2 billion. Country music is one of the fastest growing sectors of the music industry with record labels increasing their artist roster and general financial commitment to Nashville. This commitment is evidenced by new office building construction such as the RCA building, MCA building and other recent projects. Music publishing is also flourishing. Nashville is known as the last "writer's town" with many songwriters moving here from Los Angeles and other parts of the country.

      The following presents details of the impact of the music industry on the Nashville economy.

o     68 record labels                      o      10 record manufacturers
o     175 recording studios                 o      40 record promotion companies
o     290 song publishing companies         o      23 theatrical talent agencies
o     190 booking agents

      The music industry has an estimated 1,500+ companies in the area directly related to music. Approximately 25,000 people are employed in the industry with a total payroll of approximately $500 million annually. The film/video production business in Nashville has


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 15
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                                             Metropolitan Area Analysis, cont'd.
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increased 200 percent in the last five years. Approximately 75 companies in the area have a combined earnings estimated at $333 million annually.

      Tourism & Conventions - The tourist and convention industry draws approximately 9 million people to Nashville every year. These visitors spend approximately $2 billion per year contributing significantly to the economy.

      The Nashville Convention Center was completed in downtown Nashville in 1987. This facility combined with the even larger convention facilities at the Opryland Hotel have resulted in Nashville becoming a strong convention town. The 2,800+/- room Opryland Hotel includes a 988 room expansion at a cost of $200 million with completion in 1996. The hotel is the largest non-gambling hotel in the country and in the top 10 size list overall. The primary business generated by the hotel is convention business. Even after the expansion, the hotel reportedly maintains an 85% annual occupancy, which is an extraordinary annual occupancy for hotels. Conventions contribute significantly to the local economy. A downtown arena is currently under construction near the convention center. The 20,000 seat capacity Arena, completed in late 1996, is a state of the art facility for concerts, multi-media and conventions and designed to house a National Basketball Association team. It is now home to the new National Hockey League team recently awarded to Nashville in 1997. This facility has already been the direct catalyst for revitalization of downtown with completion of the Wildhorse Saloon, Hard Rock Cafe, Planet Hollywood and numerous other restaurants and tourist type businesses on Second Avenue.

      Conventions have historically brought more than a million people a year to Nashville, which has started to compete with spots such as Orlando, New Orleans and Las Vegas for lucrative convention dollars. These conventions have been pumping in more money to the local economy, with convention revenues jumping to $300 million a year, nearly double what it was a decade ago. The new arena is anticipated to boost Nashville to the next level of competition in convention business. Already Nashville is competing with Atlanta and other similar sized convention towns for major athletic events and conventions that would not be feasible prior to the arena. With the Arena and the Opryland Hotel completions, Nashville has 418,000 SF of exhibit space, more than any other city in the Southeast except Atlanta and Orlando. The Nashville Convention & Visitors Bureau worked with 82 conventions representing 45,300 delegates in January 1997 compared with 51 conventions representing 31,390 delegates in January 1996. According to Butch Spyridon of the NCVB, "We used to be a three- to five-month city, then we were a nine- to 10-month city. No we're beginning to grow into a 12 month market, particularly in the meeting industry."

      The former Houston Oilers, now known as the Tennessee Oilers, moved the franchise to Nashville in Summer 1997. The proposed $290 million, 65,000+ stadium is being developed across the Cumberland River from downtown in an area known as the East Bank. The area previously consisted of extremely heavy industrial uses and warehouses built in the 1930's through 1960's. Current plans are to have the stadium completed and the football team playing by 1999. The Oilers will be playing in Memphis until the stadium in Nashville is complete.

      Automotive Manufacturing Industry - In the 1980's, the Middle Tennessee area was the location for two new automotive manufacturing facilities that have contributed significantly to the local economy. Nissan Motors U.S.A is located in Smyrna in Rutherford County and has a total local employment of approximately 6,000. General Motors


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 16
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                                             Metropolitan Area Analysis, cont'd.
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constructed the Saturn Plant in Maury County, just south of Williamson County, in 1989. Their current local employment is approximately 8,300. In addition, Primus, a subsidiary of Ford Motor Credit, has completed a 250,000 SFoffice facility in the Cool Springs area in 1995 and already has another 250,000 SF under construction. This is the international headquarters and central operation center for the company. This development has already had an impact on retail, apartment, hotel and single family development plans in the immediate area.

Labor Force/Employment

Labor Force

      As previously noted, one of the attributes of the Nashville economy is its diversity. Nashville's labor force closely parallels the United States statistics by industry group. As a result, the Nashville/Middle Tennessee economy closely parallels the national economic swings. Nashville, however, tends to precede and not follow the national economy. As an example, the full recognition of the recession appeared to have impacted Nashville at the same time or slightly preceding the national recession. On the other hand, statistical data indicates Nashville recovered at a slightly faster pace than national statistics.

      The two pie charts to the right compare the Nashville labor force by group to the USA. The latest available data for Nashville is 1996 and 1990 for the USA.

                              USA Labor Fore - 1990

                               [PIE CHART OMITTED]

                                LABOR FORCE - MSA

                               [PIE CHART OMITTED]


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                                             Metropolitan Area Analysis, cont'd.
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Employment

      The employment growth trends for the MSA reflect the late 1980's and early 1990's recession and subsequent full recovery. The graph to the right indicates that the growth peaked in 1994 at unusually high levels and is returning to a normal level.

      The unemployment rate continued to decline through 1994 as the total labor force has increased. This factor indicated job growth had outpaced the growth in the labor force. The unemployment rate has remained generally stable since 1994. The following unemployment graph presents the trends in average unemployment over the past several years.

      While annual averages show an 11,800 employment gain or 2.0% growth for 1996, the comparison of June 1997 to June 1997 data in the chart on the following page reflects a significantly smaller employment gain of 0.9% increase or 7,000. It is apparent that job growth has declined significantly from the 1994 peak. Furthermore, data indicates this decline in job growth is evident throughout the state of Tennessee. This low level of job growth has been consistent through 1997. Since job growth is a key measurement of an economy, it should be monitored closely for the remainder of the year and into 1998.

                            Employment Growth History

                                 [GRAPH OMITTED]

                              Unemployment History

                                 [GRAPH OMITTED]


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           Comparison of Current Month to Same Month Last Year (000's)

                               Labor Force     Employment      % Unemply
                               -----------     ----------      ---------
June 1997                            629.7          613.3           4.0%

June 1997                            626.7          607.6           3.6%
                                     -----          -----           ----
Difference/Change                        3              6              0

      However, the reader should note that the Tennessee Department of Employment Security's initial estimates are typically unreliable, particularly in years of significant declines or increases. For this reason, the magnitude of the decline is highly questionable. However, the significant factor is the decline in job growth. The final revisions are not available for approximately one to two years after the initial estimate. The following graph illustrates the inaccuracy of the first revision job growth estimates as compared to the final estimates.

                     Employment Growth Revisions Comparison

                                 [GRAPH OMITTED]

      In addition, recent market data for items such as single family home sales for existing and new construction indicate slightly lower, but very similar year-to-date levels as the same period in 1996. Inasmuch as the recent home sales market has been setting a record pace, it does not make sense that job growth has declined so dramatically. However, the job growth figures should be monitored very closely over the next several months since it is recognized as a very important leading indicator.

      The Fall 1997 periodical Mid-State Economic Indicators published by the Business and Economic Research Center, College of Business, Middle Tennessee State University directly addresses the recent decline in job growth. This publication states that job growth is slower in the Mid-State than in the rest of the country due to the regions tight labor markets (i.e., low unemployment rate). The ability of the job market to grow has been limited by the fact


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                                             Metropolitan Area Analysis, cont'd.
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that the available skilled work force is so limited that even when potential jobs are created, they are difficult to fill. The publication further indicates that the job growth through Second Quarter 1997 is only 5,969 jobs. The data presented in the publication indicates that Manufacturing represents a decline of 2,474 and Government a decline of 2,428. These two categories represent a decline of 4,902. All remaining labor market categories reflect a positive job growth of 10,871. The Services sector was the primary job growth market with an increase of 6,130 jobs. Thus, the quality of new jobs being created is actually improving and may explain why real estate sectors such as home sales has remained at healthy levels.

Retail Sales

      Annual retail sales analysis is another key measure of the local economy. The data is for the eight county Nashville MSA as reported by Sales & Marketing Management. The primary increase in sales is being generated outside of Davidson County in the high growth counties of Rutherford and Williamson. However, the Davidson County sales are still increasing at a healthy pace. As will be discussed later, the flow of population and increasing retail sales in the hub counties is a strong catalyst for the shopping center market growth. Williamson County has benefited from the high average household income that has attracted significant new retail development in the Cool Springs Galleria Mall area.

                              Retail Sales History

                                 [GRAPH OMITTED]


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                                             Metropolitan Area Analysis, cont'd.
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New Construction

      Building permit data is a good indicator of new construction activity for a city/metropolitan area. The following graph presents the historical trends for Nashville-Davidson County's residential and non-residential building permit values.

      Latest Full Year Permits:           $991,687,815
      Latest Full Year:                   1996

      The graph to the right presents the historical trends for Nashville-Davidson County's building permit values. The data indicates a significant recovery with 1994's total valuation reflecting a-1.74% increase as compared to the previous year. The building permit trends have followed local and national economic trends and should continue to follow these trends in the future. The important factor to note is that a substantial amount of the new commercial construction is occurring outside of Davidson County. Thus, the declining trends since 1994 is not necessarily accurate. A significant amount of new commercial and residential development is occuring in the high growth counties such as Williamson and Rutherford.

Real Estate Markets

      The following provides a brief summary of the occupancy histories and status of the various real estate markets in the Nashville area. This is intended as a broad overview in the context of how these markets effect or reflect the Nashville Metropolitan area economy.

                               Total Permit Values

                                 [GRAPH OMITTED]

Single Family Market

      Single Family construction starts have rebounded from the recessionary times of 1989 through 1991. Record level sales were recorded in 1993 and 1994 and construction starts have been on the rise since 1992. According to Market-Graphics, Inc., the single family lot supply is extremely low in the vibrant markets. As of October 1996, Market-Graphics, Inc. indicated that the years supply of lots is declining and was at 1.62 years for the seven county area they survey. This is a decline from an approximate three year supply in 1990. The decline in years supply is attributed to both increased demand and a decline in total available lots from 14,000+ to 11,459 in 1994. The lot supply has remained virtually the same at 11,500+/- through mid year 1997 despite the significant increase in lot development. Analysis


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                                             Metropolitan Area Analysis, cont'd.
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of the most active markets indicate a years supply of less than 1.5 years, particularly Rutherford County and Williamson County.

      New home sales for the Metropolitan area have been improving since 1993. The 1993 new construction home sales rate was approximately 4,200 homes. New home sales increased to 5,891 in 1994 and 5,966 in 1995. Another significant increase occurred in 1996 to the 7,259 home level. Based on data through through August 1997, MarketGraphics reports home sales are at slightly lower, but very similar pace of a forecasted 7,000 new homes for all of 1997.

      In addition, 1995 was a record breaking year for existing home sales. The 1996 level declined, but at higher levels then pre-1995. As was the case in new home sales, data through August 1997 indicates highly similar, but slightly lower existing home sales for all of 1997. Existing home appreciation in 1994 through 1996 has been strong. A study completed by Maneier & Exton indicates the Davidson and Williamson County markets reflect appreciation of 6.7% in 1994, 6.1% in 1995 and 7.7% in 1996. Another study completed by Experian, a national data collection company, indicated Nashville's upper end homes (i.e., $125,000+ in 1990) has appreciated an average of 5.7% per year since 1990. This places Nashville second to Denver in the top five in the country for high end home appreciation. However, in 1997, the existing homes for sale inventory increased significantly because of the high appreciation. As a result, days on market will increase and price appreciation will moderate to more typical levels.

                           Nashville Metropolitan Area

                                 [GRAPH OMITTED]

                         Job Growth Vs Total Home Sales

                                 [GRAPH OMITTED]


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Multi-Family Market

      After several years of an apartment oversupply, the apartment market reached a market occupancy reflecting natural full occupancy in 1993 and 1994. With the 95+% occupancies beginning in 1992, apartments had been experiencing significant overall market rent increases with an annualized 6.8%+/- over 1992, 7.4% in 1993, 9.5%+/- in 1994 and 7.6% in 1995. Due to the rent increases, apartment construction began to increase to a reasonable level of 3,125 units in 1996. This resulted in a significant decline in rent appreciation to the 1.1% level. However, by mid year 1997, another 3,055 units had been completed with 6,037 units under construction. This massive amount of new apartment construction will probably result in an oversupply of the overall market for at least two years, even with healthy absorption and economic activity.

                           Nashville Apartment Market

                                 [GRAPH OMITTED]

Office Market

      The Nashville market, like most in the U.S., had a severe oversupply of office space in the early 1990's; however, with the improving local economy, declining vacancy, healthy rent appreciation and limited construction in the early 1990's, the office market began to experience new construction in late 1995 through the present. Since this new construction cycle began, the new supply being built is typically absorbed before it is completed, particularly in the Brentwood/Franklin submarket. Most of the new construction is by REITs or similar type companies with minimal debt. As a result of this high demand, rents increased 3.8% for the overall market with the strongest markets reflecting 4.4% to 7.6% appreciation in 1996. The overall market was negatively affected by the CBD which is still suffering to some degree, although improving. Currently, there is an estimated 18,800,000 square feet


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 23
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                                             Metropolitan Area Analysis, cont'd.
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of office space in the area with a mid year 1997 vacancy of 6.66%. The Central
Business District totals more than 5.2 million square feet with a mid year vacancy rate of 11.15%. The 1995 and 1996 absorption has hovered around 700,000+/- square feet per year or 1,400,000+/- square feet over the two year period. During the same period, approximately 1,126,000 square feet of space was constructed. Thus, demand has outpaced new supply. This should yield the continuation of healthy rent appreciation in the near term.

                             Nashville Office Market

                                 [GRAPH OMITTED]

Retail Market

      The retail vacancy rate has declined significantly since 1994 as evidenced by the adjoining graph. The improved market conditions have resulted in significant new construction and rent appreciation. During the 1993 through 1996 period, approximately 2,600,000 square feet of new construction was completed. During the same period, the market absorbed 3,600,000 square feet yielding the significant vacancy rate improvement. A large percentage of this new construction has been in the Cool Springs Mall area of the Brentwood/Franklin market. The Cool Springs market is obviously the hottest real estate submarket for the Nashville area, particularly in the retail market.

      The outlook for the overall retail market is positive based on the year-to-date 1997 activity. Shopping center sales are still relatively limited. However, rents are increasing as occupancies increase.

                             Nashville Retail Market

                                 [GRAPH OMITTED]

Industrial Market

      One of the most vibrant property types in Nashville is the industrial market.Nashville and Chattanooga share laurels for the top industrial real estate occupancy rate in the nation of 99%. The occupancy rate is based on the approximate 170 million square feet of combined speculative and owner occupied space. That is the finding of a new comprehensive study by the Washington-based Society of

                           Nashville Industrial Market

                                 [GRAPH OMITTED]


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Industrial and Office Realtors (SIOR), an arm of the National Association of
Realtors, and New York-headquartered Landauer Real Estate Counselors.

      With the supply of developable industrial zoned land inside Davidson County dwindling and the area's economy performing quite strongly, distribution, warehouse and manufacturing space has been in short supply since 1995. Speculative industrial space is 94.3% occupied according to the Nashville Warehouse Report - Year End 1996 published by the Frank L. Smith Company. However, due to the resurgence in new construction, the vacancy increased to 9.6% in the First Quarter 1997. The total new construction for 1996 was 1.6 million square feet with a net absorption of 911,000 SF. Rents for warehouse/distribution space average $3.47/SF per square foot The majority of the industrial activity appears to be located outside Nashville but within the MSA, where land is plentiful and less costly. The shortage of developable, affordable industrial zoned land in Davidson County has been a major hindrance to developers in recent years.

      As of year end 1996, the Nashville market had 1.2 million square feet of industrial space under construction. Anthony Martin of CB Commercial states "Nashville is now perceived as an industrial market that can support higher levels of speculative space, because we have higher levels of activity. That is expected to continue because of the strong position of REITs in the marketplace, such as Security Capital Industrial, First Industrial, and Weeks." The character of Nashville industrial development has historically been of low quality compared to other markets. However, with the developments by Security Capital Industrial, Weeks and Trammel Crow, the quality has stepped up to be comparable quality as other major industrial markets. Brokers have reported that the lack of large block space has been a hinderance to attracting tenants to this market. However, with increased development activity of good quality space, interest in Nashville has increased substantially over 1996 into 1997.

Hotel Market

      Data obtained from the Nashville Convention and Visitors Bureau, indicates the Nashville hotel market has sustained a relatively healthy occupancy of 71+% since 1991. Occupancy rates have increased to a level that allows appreciation in average daily room rates. As a result, the Metropolitan area experienced the beginning of new hotel construction in 1994 which has continued through 1997. The significant amount of new construction, particularly in the Opryland and Brentwood/Franklin submarkets is bringing up warning signals relative to potential oversupply. However, current year 1997 occupancy figures are not yet available to determine the impact on the hotel market or the average daily rates. The increase in development activity is in

                             Nashville Hotel Market

                                 [GRAPH OMITTED]


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anticipation of demand generated from the general expanding economy, particularly in the Brentwood/Franklin submarket, and the anticipated growth in convention business from the recently completed Nashville Arena and the Opryland Hotel over flow from its recent room expansion and resulting convention business growth. Discussions with hotel managers as far out as the Brentwood market indicate that they have been positively impacted by the increased convention activity. As a result, the hotel market should be viewed with caution relative to any additional new construction over the next one to two years.

Conclusions

      In summary, the Nashville economy has been very strong and well positioned for expansion. Its diversification tends to mitigate extremes of boom and bust, of inflation and recession, and insures strong, stable growth well into the future. The area is benefitting from Substantial growth in in all areas of the economy from 1994 through 1996. The initial real estate market indicators suggest that 1997 is continuing at a similar pace, but slightly moderated. The economic data suggest that Nashville has risen to another plateau from which fluctuations in the economy will be measured. Thus, any moderation in 1997 as compared to 1995 and 1996 would be normal based on long-term historical data; however, the economic factors would still reflect levels significantly higher than levels prior to 1994. In other words, any graphical analysis of near term future trends should reflect a leveling of the graph following the significant rise in 1994. The only questionable economic leading indicator is the reported significant decline in job growth, which can affect all market types.

      Nashville's central location and superior transportation routes give the city a unique character as the hub of a broad spectrum of commercial activity. Finance, government, education, medical and health, retail trade, manufacturing, tourism and all of the support industries insure the economic viability of Nashville for many years to come. As the state capitol, Nashville will continue to benefit from the amenities capitol cities traditionally enjoy in government expenditures.

Affects on Real Estate

      After several years of declining rental rates and low occupancy levels, alii sectors of the real estate market have had substantial increases in occupancy and began to experience increasing effective rental. rates, resulting in the justification of new construction. The markets to initially rebound were the single family, apartment and industrial markets. The office and retail markets were lagging in the rebound; however, both of these markets have fully recovered with new construction beginning in 1995 and 1996 at a pace that generally matches demand. The two submarkets that must be watched closely due to significant new construction completed over the past year and under construction as of late 1997 are the apartment and hotel markets.

      As a result of all the recent economic and population growth, institutional investors are increasingly interested in the Nashville market after ignoring this second tier market during the recession. This is supported by increased institutional investor transactions in the apartment, office and industrial markets. Despite the the recent low job growth, discussions with institutional investors indicate a strong interest in the Nashville market. In fact, despite the large amount of new apartment construction, national investors are still interested in the Nashville apartment market, but becoming slightly more cautious.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 26

--------------------------------------------------------------------------------

      The positive growth from 1994 through 1996 and into 1997 for the Nashville economy and real estate market has been beneficial for the subject's property type and the subject property. The outlook for 1998 is positive for Nashville with no significant adverse conditions expected, with the exception of the apartment and hotel markets. As a result, most properties should continue to experience healthy occupancy levels and achieve reasonable appreciation in rents.

      The following exhibits provide additional general data of interest about the Nashville area.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 27

--------------------------------------------------------------------------------

                            21 Largest Nashville Area
                                 Major Employers

--------------------------------------------------------------------------------
          Firm                            Product/Industry          Employees
--------------------------------------------------------------------------------
1         Tennessee State Government      Government                18,147
--------------------------------------------------------------------------------
2         Vanderbilt University and       Education                 12,000
          Medical Center
--------------------------------------------------------------------------------
3 (tie)   Gaylord Entertainment           Hotel, Amusement Park     10,000
                                          & Entertainment
                                          Company
--------------------------------------------------------------------------------
3 (tie)   Metro Nashville and Davidson    Government                10,000
          County
--------------------------------------------------------------------------------
5         United States Government        Government                9,900
--------------------------------------------------------------------------------
6         Metro Nashville and Davidson    Education                 9,340
          County Schools
--------------------------------------------------------------------------------
7         Columbia/HCA Health Care Corp.  Hospital Company          7,000
--------------------------------------------------------------------------------
8         Nissan, USA                     Light Trucks/Cars         6,000
--------------------------------------------------------------------------------
9         Kroger Food Stores              Retail Food Stores        5,944
--------------------------------------------------------------------------------
10        Shoney's, Inc.                  Hospitality &             4,165
                                          Restaurant
--------------------------------------------------------------------------------
11        South Central Bell              Telecommunication         3,507
          Telephone Co.
--------------------------------------------------------------------------------
12        Baptist Hospital                Health Care Facility      3,000
--------------------------------------------------------------------------------
13        Saint Thomas Hospital           Health Care Facility      2,924
--------------------------------------------------------------------------------
14        Sumner County Public Schools    Public School System      2,830
--------------------------------------------------------------------------------
15        Bridgestone/Firestone, Inc.     Tire Manufacturer         2,540
--------------------------------------------------------------------------------
16        Rutherford County Government    County Government         2,500
          & Public Schools                & Public School
                                          system.
--------------------------------------------------------------------------------
17        State Industries, Inc.          Water Heater Mfg.         2,400

--------------------------------------------------------------------------------
18        Whirlpool Corp.                 Maker of Air              2,300
                                          Conditioners,
                                          Refrigerators,
                                          Dehumidifiers
--------------------------------------------------------------------------------
19        First American Corp.            Bank Holding Company      2,195
--------------------------------------------------------------------------------
20 (tie)  Castner Knott Department        Retail Stores             2,000
          Stores
--------------------------------------------------------------------------------
20 (tie)  Ingram Industries Inc.                                    2,000

--------------------------------------------------------------------------------

Source: Nashville Area Chamber of Commerce and employer representatives


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 28

--------------------------------------------------------------------------------

                  Nashville's Most Popular Tourist Attractions
                              Ranked by Attendance

--------------------------------------------------------------------------------
Attraction                                                           Attendance
--------------------------------------------------------------------------------
Opryland USA                                                          2,247,000
--------------------------------------------------------------------------------
Grand Ole Opry(1)                                                       765,000
--------------------------------------------------------------------------------
Cumberland Science Museum                                               552,537
--------------------------------------------------------------------------------
General Jackson Showboat(1)                                             430,400
--------------------------------------------------------------------------------
Nashville Zoo                                                           286,922
--------------------------------------------------------------------------------
Country Music Hall of Fame & Museum                                     281,237
--------------------------------------------------------------------------------
The Hermitage (Pres. Andrew Jackson's Home)                             268,500
--------------------------------------------------------------------------------
The Ryman Auditorium(2)                                                 200,000
--------------------------------------------------------------------------------
Cheekwood Botanical Gardens & Museum of Art                             123,913
--------------------------------------------------------------------------------
The Parthenon                                                           117,297
--------------------------------------------------------------------------------

Source: Tennessee Department of Tourism Development.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 29

                              Metropolitan Area Map

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 30

                                                      WILLIAMSON COUNTY ANALYSIS
--------------------------------------------------------------------------------

Introduction

      The population and demographic information of Williamson County as it compares to the Nashville Metropolitan area has been presented in the Metropolitan Analysis. This analysis focuses on the specific Williamson County data not presented in the previous

Metropolitan Analysis.

      The city of Franklin is located in central Williamson County in the heart of the rolling hills of Middle Tennessee. The city is situated approximately 18 miles southeast of the Central Business District of Nashville via IH-65. This interstate highway provides quick and easy access to the major employment centers in Nashville and its surrounding communities.

      The area also has a rich and colorful history. Because of its rich soils and the founding of the county seat of Franklin in 1799, Williamson County became an agricultural center in the Old South. Plantations flourished and by the time of the Civil War, it was one of the richest counties in the state. The county played an important part in the Civil War, with the Battle of Franklin being one of the most decisive and bloody battles of the entire war. Many of the homes and buildings from this era remain standing. The entire 15-block original downtown area of Franklin and many of the old farms in the scenic countryside of Williamson County are listed in the National Register of Historic Places.

Effective Buying Income

      Effective buying income (EBI) is defined as personal income less taxes. This is also referred to as "disposable personal income". Williamson County's total estimated effective buying income was $2,306,757,000 for 1994. According to Sales and Marketing Management Survey of Buying Power printed in August 1995, total retail sales in Williamson County for 1994 were $1,011,944,000.

      Williamson County exhibits the highest per capita income in the State of Tennessee. The most recent data available indicates that the per capita Median Household Effective Buying Income in December, 1994 for Williamson County was $53,771.

Economic Base and Trends

      Franklin is experiencing a healthy economy which is well balanced between industry and agriculture. Over $30,000,000 income from all agricultural products is received annually. Tobacco is the county's largest cash crop. Williamson County boasts one of the lowest unemployment rates in the state, 2.2% annually for 1994.

      Williamson County's location exhibits a combination of locational, geographical and demographic characteristics which make it a popular area for development. Because of strict zoning regulations and cautious city and county governments, development of commercial property is dominated by master-planned projects.

      The Crossroads South Industrial Park consists of approximately 200 acres located in the southwest quadrant of IH-65 and Moores Lane. Situated within the corporate boundaries of both Franklin and Brentwood, this development is approximately 80% built-out and contains office, office/warehouse, office/showroom, warehouse, and industrial buildings. Both owner-occupied


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 31

--------------------------------------------------------------------------------

and speculative projects are constructed or planned for Crossroads South. Brentwood/Interstate 65 Industrial Park is also located at the interchange of Interstate 65 and Moores Lane, at the northwest corner, and is 100% sold-out with Service Merchandise being the anchor tenant and owning 41 acres in the development. Service Merchandise is also adding on to their national headquarters complex. The remainder of the Brentwood/Interstate 65 Industrial Park consists of small user-oriented buildings on one to two acre sites.

      Chattanooga based CBL & Associates, Inc. completed the development of the CoolSprings Galleria Mall. The development opened August 7, 1991 and is located in the southwest quadrant of Moores Lane and IH-65. The mall, containing 1.4 million square feet on an 89 acre site, currently has five anchor tenants - Castner Knott (187,000 SF), Dillard's (200,000 SF), Sears (116,000 SF) and the recently opened J.C. Penny in 1993 (102,000 SF) and Parisians in 1994 (135,000
SF). A new interstate interchange was constructed in conjunction with the mall development that facilitates access to the mall and the land areas on both sides of IH-65. An additional 1,000+/- acre land development surrounding the mall and on the opposite side of the interstate has received preliminary approval from the City of Franklin for several million square feet of mixed use commercial space as well as some residential development on the east side. The land area will be developed over an estimated 20 year period and is planned for commercial uses such as multi-family, single family, business parks, neighborhood retail centers, restaurants, hotels and office buildings. Hines Development from Atlanta is the managing partner of a partnership that purchased the 1,000+/- acres from the RTC. As a result, a 50 acre parcel has been sold for the development of the 240,000 SF Primus operations facility with intentions of future expansion. In addition, a 36 acre parcel has been sold for development as a retail power center. With the significant development on the north side of the mall, the mall area has become the strongest new retail development area of the Metropolitan area. The CoolSprings Galleria Mall and land development are located in both the Brentwood and Franklin city limits.

Transportation

      Franklin and Williamson County are served by a major railroad and three major freight lines maintain headquarters in Franklin. There is direct daily bus service and twelve major airlines currently serve the International Airport in Nashville, approximately 18 miles northeast of Franklin. Major north-south traffic arteries through Williamson County include IH-65, US-31, US431, SH-6, SH-11, SH-106, Old Hillsboro Road and Wilson Pike. Major east-west arteries include IH-40 (extreme northwest section of the county), and SH-96. A new artery within Franklin is the Mack Hatcher Bypass (SH-397) which makes a semi-circle from US-431 on the northside heading east/southeast to US-31 on the southside of Franklin. Proposed IH-840 is tentatively scheduled to begin construction in Williamson County in the late 1990's. IH-840 when completed will link IH-40 to IH-65.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 32

--------------------------------------------------------------------------------

Government and Community Services

      The governing body of Franklin consists of a mayor and eight aldermen. Municipal services are provided by the city and paid for by city taxes. County government is composed of the county commission with a county executive and 24 commissioners with two representing each of the 12 voting districts.

      Services include police and fire department, street lighting, sewage facilities and road maintenance. United Cities Gas Company provides natural gas to the area, while electric power is supplied by the Middle Tennessee Electric Membership Corporation. Water is provided by the Harpeth Valley Utility District and telephone services are provided by South Central Bell Telephone Company.

      Public schools are provided by the Williamson County School District, generally regarded as one of the best districts in the State in terms of the number of graduates continuing on to higher educational institutions. According to officials with the school district, Brentwood High School had the highest rate of continuation in 1990 with 89.6% of the graduating class indicating their intention to enter colleges, junior colleges, or universities. The Williamson County School District had a total enrollment in excess of 11,500 in 1990-91. The school district has 18 elementary, middle, and high schools. The total budget for the school district was in excess of $40 million in 1990-91. Private schools in the area include Battle Ground Academy, Brentwood Academy, Harpeth Academy, and Franklin Christian Academy. Columbia State Community College has a branch campus in Franklin as well.

      There are seven banks and three savings and loan associations in Franklin and additional banks are located throughout the county. Health care is provided by one hospital with 144 beds. The county is serviced by one clinic, 57 doctors, 27 dentists and 5 nursing homes with 425 beds.

      Recreational activities in Franklin and Williamson County include fishing, boating, and swimming in nearby TVA lakes and state parks. The James Warren City Park in Franklin includes five ball fields and eight tennis courts. Forest Crossing public golf course is available along with two private country clubs providing recreational activities.

Summary

      In summary, continued growth is anticipated for Williamson County primarily because of its close proximity to the economic advantages of the Nashville Metropolitan Area, upper middle class demographics and strong reputation as the better suburban area of Metropolitan Nashville. Property values should remain stable as new residents move to the area, and the demand for supporting commercial and retail services should continue to increase. The quality of life is considered very good, with the state's highest per capita income level expected to continue in the near future. The extended outlook for the county is positive given the favorable level of ecomonic diversification in the area.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 33

                                   County Map

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 34

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

Neighborhood Defined

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" affected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

Neighborhood Boundaries

North:    Liberty Pike

East:     IH-65
South:    Franklin city limits
West:     Mack Hatcher Bypass (SH-397)
Size:     2 square mile

      Comments: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries.

General Neighborhood Data

Distance from CBD:                        16 miles south of Nashville CBD; 4
                                          miles east of Franklin CBD

Distance from Airport:                    20 miles southeast

Percent Built-Up:                         85%

General Land Uses:
   Single Family:                         65%; typical value range - $130,000 to
                                          $250,000
   Apartment:                             10%
   Retail, Office:                        20%
   Industrial, heavy commercial:          0%
Types of Commercial Tenancies:
   Predominant:                           Multi-tenant
   Secondary:                             Single tenant
Predominant Property Age Range:           1970's - 1990's
Neighborhood Life Cycle Stage:            Growing
Public Transportation:                    None, typical

      Comments: This area is delineated as the subject neighborhood because it contains generally homogeneous land uses predominantly in the form of commercial/retail development on SH-96 with an economic support base provided by the single-family residential housing in the remainder of the locale. The SH-96 commercial corridor is the primary commercial district for the majority of Franklin.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 35

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

Trends

      General Neighborhood History: Neighborhood centers in the commercial corridor formed by SH-96 have flourished in recent years. SH-96 is characterized as an intense "highway" type commercial corridor that traverses east-west through the town of Franklin. Development along this thoroughfare includes new and used auto dealerships, fast-food and family style restaurants, gas station/convenience stores, a hotel development and several strip shopping centers. Two shopping centers were developed in 1988. The Mitchell Company developed the Watson Glen shopping center which consists of approximately 250,000 square feet. The anchor tenants are K-Mart and Red Food Store. This center is located at the southwest corner of Center Place and Royal Oaks Boulevard immediately south of SH-96 within the Watson Glen land development. Sharondale Properties developed the 334,000 square foot Williamson Square shopping center on the north side of SH-96 at Southwinds Drive. The center is well occupied and is anchored by Kroger and Walmart stores. Other shopping centers located in the neighborhood include Alexander's Plaza and The Maples.

      Residential development is generally single-family residential and consists of several newer developments. These homes are typically priced in the mid to upper price range of homes in the area and are located on varying sized lots. Residential development tends to have good access and is generally medium density, masonry, with a typical age of 1 to 10 years old. Recent data indicates that the average sale price of homes in this mid section of the Williamson County sub-market ranges from $150,000 to $250,000 depending on the amount of land allocated and the size house positioned on each property. Residential development in the immediate area of the subject consists of mostly single family developments and multi-family developments.

      New Development: Large tracts of vacant land are becoming more scarce as the neighborhood undergoes transition from agricultural estates to commercial/residential use. The area is estimated to be 80% to 85% developed at the present time. Commercial land along SH-96 between IH-65 and Mack Hatcher Boulevard is approaching 100% developed tracts. In fact, evidence of redevelopment of small tracts by demolishing 20+/- year old improvements has already begun. Land values and rental rates in the subject neighborhood have increased at above average rates over the past several years in response to 1) the Saturn Plant, located approximately 12 miles south of Franklin, 2) development of Cool Springs Mall area including the Ford Primus office building
3) the excellent reputation of this area for education, quality of development, and per-capita income that has caused significant demand for residential development.

      Recent commercial development announcements or completions for the area primarily include shopping center or retail developments. The first development is located just beyond the neighborhood boundary on SH-96 east of IH-65. The center is anchored by Food Lion and Revco. The development is nearing completion. The second development is a 6.5 acre site at the southwest corner of SH-96 and Southwinds Drive across from Williamson Square shopping center. The developers have replatted the site from its former eight parcels to four parcels with cross easements. The parcels are being marketed to freestanding retail users with recent building completions by Eckerd and Hollywood Video.

      New residential development activity has been ongoing on the north side of the neighborhood along Liberty Pike between Mack Hatcher Parkway and Royal Oaks Boulevard. These single family developments are typically targeting the $150,000 to $250,000 home price


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 36

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

range. The most recent activity is the recent site work that has begun on Cheswick Farms (Phillips Builders) and Andover (Advantage Homes) immediately west of Royal Oaks Boulevard.

      The Centennial High School was constructed by the City of Franklin and opened for the first time in September 1996. The school is located in the northeast quadrant of Royal Oaks Boulevard and the recently widened Liberty Pike. The school abuts IH-65 and serves as a good buffer to the single family development to the west. In conjunction with the school, Royal Oaks Boulevard is being extended northward to Jordan Road and will connect with Mallory Lane which will extend southward from the Cool Springs Mall area. This is anticipated to have a very positive affect on the neighborhood providing good access to the school and the employment and retail center of the mall area.

      Historically, apartment construction has been limited in this area of Franklin. However, two properties are either under construction or very recently completed in the neighborhood or slightly beyond the defined boundaries. River Oaks is a 200 unit project completed in 1997. The property is located at Royal Oaks Court and Mack Hatcher Parkway, south of SH-96. United Dominion, a REIT, is currently developing the first phase of a 364 unit project located east of IH-65 on the east side of South Carothers Road, south of SH-96.

Conclusions

      In summary, the subject neighborhood is located in one of the highest growth counties in Tennessee. Williamson County has proven to be one of the most popular areas for single-family housing in the Nashville Metropolitan area and high-quality commercial development is moving into the area as well. Williamson County public schools are rated among the highest in the state and the city of Franklin has a very diverse cultural background. The presence of the Cool Springs commercial development immediately to the north along with numerous existing and new residential subdivisions will most probably affect the subject's neighborhood in a positive way and allow for anticipated quality growth.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 37

                                Neighborhood Map

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Location:                                 1122 Murfreesboro Road (SH-96); SWC
                                          Southwind Drive and SH-96.

      Comments: SH-96 is also referred to as Murfreesboro Pike which is the official address of the subject property.

Size:
      Acres:                              1.665
      Square Feet (SF):                   72,512 SF
      Source:                             Metes and bounds description and
                                          subject site plan completed by Ragan
                                          Smith Associates, dated 2/11/97.

Shape:                                    Rectangular

Frontage:
      SH-96:                              182.66'
         Street Type:                     Major east-west state highway; serves
                                          as a primary traffic artery for the
                                          City of Franklin and middle Williamson
                                          County. The road is a four lane
                                          thoroughfare plus turn lane.

      Southwinds Drive:                   325.22'
         Street Type:                     Interior collector street; serves as
                                          the primary ingress and egress street
                                          for the Southwinds residential
                                          development immediately south of the
                                          subject. The road is a two lane
                                          street.

Visibility:                               Good. No limiting factors noted

Ingress/Egress:                           Good. No limiting factors noted.
                                          Access from SH-96 is not permitted.
                                          Access is only available from
                                          Southwinds Drive. This is actually
                                          considered a positive characteristic
                                          at this specific location. Traffic is
                                          typically very congested at this
                                          location because of SH-96 being a
                                          primary artery used to access Franklin
                                          from IH-65 and the high concentration
                                          of retail development at the location.
                                          A traffic signal is located at
                                          Southwinds Drive providing orderly
                                          access to the Williamson Square
                                          (330,000+/-SF) shopping center on the
                                          north and the residential development
                                          to the south. Thus ingress/egress from
                                          east and west bound SH-96 traffic is
                                          more manageable and easier from
                                          SouthwindsDrive via the traffic signal
                                          than from SH-96. In addition, the
                                          Williamson Square shopping center
                                          outparcels across SH-96 from the
                                          subject have similar type access.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 39

--------------------------------------------------------------------------------

                                          The subject tract is actually accessed
                                          by an easement that extends from
                                          Southwinds Drive. The easement
                                          provides access to four Parcels
                                          including the subject.

Topography:                               Level; below road grade of SH-96 to
                                          level in general; at SH-96, the site
                                          is approximately 5' to 8' below street
                                          grade, but is at street grade of
                                          Southwinds Dive at the rear of the
                                          site.

Subsoil Conditions
& Drainage:                               The appraisers are not aware of an
                                          engineering study made to determine
                                          the subsoil conditions. Upon
                                          inspection of the subject and
                                          surrounding improvements, conditions
                                          appear adequate to support the subject
                                          structure. Drainage appears to be
                                          adequate.

Flood Plain:                              No
   FEMA Map #:                            470206-0008 D
   Effective Date:                        07/15/88
   Net Usable Acreage:                    1.665

Nuisances & Hazards:
Environmental:                            Based on our site inspection, the
                                          appraisers did not observe any
                                          specific hazardous materials on the
                                          subject site. The appraisers are not
                                          qualified to detect such substances
                                          and would recommend an environmental
                                          audit be performed by an expert in
                                          this field to determine the possible
                                          existence of any potentially hazardous
                                          substances. No responsibility is
                                          assumed by the appraisers for any such
                                          conditions and the value estimate
                                          contained in this report is predicated
                                          on the assumption that there are no
                                          such hazardous materials existing on
                                          the site.

General:                                  No other nuisances or potential
                                          hazards were noted.

Easements:                                Neither the survey nor the on-site
                                          inspection of the property indicated
                                          any unusual or detrimental easements
                                          other than typical utility easements.

Surrounding Land Uses:                    The surrounding land use patterns are
                                          mostly comprised of retail and
                                          commercial development. East of the
                                          subject is a Toyota automobile
                                          dealership with an animal clinic and
                                          Arby's restaurant beyond. North of the
                                          subject is the 330,000+ SF Williamson
                                          Square shopping center. Outparcels
                                          fronting the shopping center site
                                          include a Pizza Hut at the northeast
                                          comer of Southwinds Drive and SH-96,
                                          SunTrust Bank at the northwest comer,
                                          Franklin National Bank across from the
                                          northwest corner of the subject site
                                          and a


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 40

--------------------------------------------------------------------------------

                                          freestanding, good quality
                                          construction restaurant (ChopHouse)
                                          across SH-96 and west of the subject
                                          site. The west side of the subject is
                                          abutted by the existing/proposed two
                                          tenant retail building that is leased
                                          to Hollywood Video (existing) and
                                          preleased to a proposed Jiffy Lube.
                                          Beyond the two tenant parcel is the
                                          Maplewood Shopping Center which was
                                          constructed in the mid-1980's. South
                                          of the subject are the two remaining
                                          vacant outparcels from the original
                                          6.607 acre tract. A self storage
                                          facility and the Southwinds Apartments
                                          are located beyond the these vacant
                                          parcels.

      Conclusion: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for development of any potential feasible development consistent with surrounding land uses. The site currently has limited improvements in the form of an existing street that will have to be razed; however, with the remainder of the site being generally level to slightly sloping, this is not considered to have a negative impact on value.

      The reader is directed to the site analysis exhibits provided on the following pages.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 41

                                  SITE PLAN MAP

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 42

                                  TAX PLAT MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 43

                                 FLOOD PLAIN MAP

                                [GRAHPIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 44

                                                     DESCRIPTION OF IMPROVEMENTS
--------------------------------------------------------------------------------

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

Property Type and Character

Property Type:                            Retail; build-to-suit for an Eckerds
                                          freestanding drugstore

Building Age:
   Year Built:                            1997
   Actual Age:                            0 years
   Total Economic Life:                   50 years*
   Effective Age:                         0 years*
   Remaining Economic Life:               50 years*
   * See Condition Analysis to follow

      Comment: The building was completed and Eckerds opened for business November 1, 1997, or approximately three weeks prior to the effective appraisal date.

No. of Stories:                           1

Size:
   Gross Building Area (GBA):             11,293 SF
   Net Rentable Area (NRA):               10,908 SF
   Source:                                Site plan; prototype for Eckerds
                                          Drugstore properties
   Floor-to-Area Ratio:                   0.16:1

Building Dimensions:                      140' depth - 80.6' width

      Comment: The subject building is a build-to-suit development for an Eckerd drug store. The space is rectangular and adaptable to other tenants or possibly subdivision into multi-tenant space if Eckerd vacates. The building has a drive-thru canopy and window.

Tenancy:
   No. of Tenants:                        1
   Type Occupancy:                        Single Tenant; freestanding
                                          build-to-suit
   Current Physical Occupancy:            100% (preleased)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 45

--------------------------------------------------------------------------------

General Construction Components

Data Sources:
Building Plans Provided:                  Limited Plans and specifications were
                                          made available to the appraiser.
                                          Drawings were completed by Ragan Smith
                                          Associates and dated 02/11/97. Other:
                                          Property inspection by the appraisers,
                                          discussions with representatives of
                                          the property owner.

Foundation:                               Concrete slab

Structural System:                        Concrete block

Roof System:                              Sloping; built-up composition cover
                                          over metal rib decking on steel-bar
                                          joists.

Exterior Walls:                           Painted split faced block; 8" blocks
                                          three rows high at bottom, remainder
                                          is 4" block. Trimed with EIFS and
                                          dryvit bands and parapet wall at and
                                          above roof line.

Exterior Doors:                           Storefront tempered glass in aluminum
                                          frame

Exterior Windows:                         Tempered glass in aluminum frame
                                          across upper 4' of store front wall

Electrical:                               Electrical fixtures and systems are
                                          assumed to be average quality. Average
                                          commercial service. Assumed to comply
                                          with all governing codes and good
                                          industry standard practice.

H.V.A.C.:                                 100% Packaged HVAC

Plumbing:                                 A men's and women's restroom. Adequate
                                          plumbing.

Site Improvements

Signage:                                  Pylon sign at corner of site

Parking Area:                             Heavy duty asphalt in driving areas
                                          and light duty asphalt in parking
                                          areas. Ample parking spaces provided
                                          for tenant

No. of Spaces:                            83


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 46

--------------------------------------------------------------------------------

      No./1,000 SF of GBA:                7.61/1,000 SF

Concrete Walks:                           Concrete along store front and
                                          partially along east elevation

Drive-Thru Window:                        An approach ramp and drive thru window
                                          covered by a canopy is positioned on
                                          the west side of the building.

Condition/Quality

Construction Quality:                     Good

Condition of Improvements:                Excellent

Effective Age Analysis

      The improvements actual age is 0 years. The typical economic life for similar structures is 50 years. Inasmuch as the subject will be new construction, a 50 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 0 year effective age.

Functional Utility Analysis

      The overall property is considered to have average functional utility based upon the property type and use. The placement of the building on the site is considered to be functional with good visibility from the road.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

                                   SITE PLAN

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

                                   ELEVATIONS

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

                                   ELEVATIONS

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

               View of the subject facing south from across SH-96.

                                [GRAPHIC OMITTED]

                View of subject facing south from SH-96 frontage.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

                    SH-96 facing east; subject on the right.

                                [PHOTO OMITTED]

                    SH-96 facing west; subject on the left.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                                         SUBJECT PROPERTY ZONING
--------------------------------------------------------------------------------

Subject Zoning Data Summary


Subject Zoning Designation:          GC General Commercial

Zoning Authority:                    City of Franklin

Purpose of Zoning District:          The character of the of the General
                                     Commercial District is defined as that
                                     which is primarily intended to meet the
                                     needs for heavy retail commercial uses. The service area of the district should cover a radius of three to five miles, have a driving time of 10 to 20 minutes and serve a population of at least 10,000 persons.
                                     Access control shall be emphasized because of the high traffic generation created by general commercial uses. General commercial uses should be placed into cohesive groupings that can take advantage of major thoroughfares for traffic dissemination.

Permitted Uses:                      The zoning district permits group homes,
                                     community centers, churches, day care, and other community uses; nursing homes and retirement centers; medical clinics, laboratories and hospitals; office; all business and personal service uses; all retail and wholesale trade uses except industrial sales and supplies. Industrial uses and services are generally prohibited.

Regulations

Front Yard:                          30'
Side Yard:                           15'
Rear Yard:                           25'
Minimum Landscape Surface
 Ratios:                             20%
Maximum Floor Ratio (FAR):           30%
Maximum Height:                      35'

Required Off-Street Parking:         Generally use specific.Following provides
                                     examples (spaces/SF).
    Office:                          1 sp/300 SF
    Office/Showroom:                 1 sp/500 SF
    Convenience Store:               1 sp/1,000 SF
    General Retail:                  1 sp/200 SF
    Restaurant:                      1 sp/100 SF plus 1
                                     sp/employee for largest
                                     shift

Planning Commission Approval:        A site plan has been approved by the
                                     Planning Department and the Planning
                                     Commission.

Improvements Conformity:             The proposed uses conform to the zoning
                                     regulations.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 53

--------------------------------------------------------------------------------

Other Private, Public or Legal Restrictions

Deed Restrictions:                   None known to the appraisers

Public Restrictions:                 None known to the appraisers

      The reader's attention is directed to the zoning map exhibit presented on the following page.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 54

                                  ==========
                                  ZONING MAP
                                  ==========

================================================================================

                               [GRAPHIC OMITTED]

================================================================================


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 55

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Introduction

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.1

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

Highest and Best Use as Vacant

      The initial step in analyzing the highest and best us of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1. Physically Possible

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      Report Section Reference:      Site Analysis and Neighborhood Analysis

      General Site Features:
        Physical Characteristics:    The Rectangular shape, frontage, Level
                                     topography, soil conditions and 1,665 acre
                                     size are functional for almost any type of
                                     development consistent with neighborhood
----------

     The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p.269.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 56

--------------------------------------------------------------------------------

                                     trends. No unusual site development costs would be required.

Utilities & Services:                All public utilities are available to the
                                     site in adequate supply and capacity to
                                     permit development of any probable use of the site. The site fronts on a high traffic public street that is in good condition.

Functional Utility:                  Considering the general site features, the
                                     functional utility and physical
                                     adaptability of the subject site is
                                     considered average and will allow most any typical development prevalent in the area.

Surrounding Land Uses:               The surrounding land use patterns are
                                     mostly comprised of retail and commercial development. The development includes restaurants, branch banks, car dealerships and shopping centers along SH-96. Uses to the south include vacant land, a self storage facility and residential uses beyond. The site abutting the subject to the west will be developed with a two tenant retail building preleased to Boston
                                     Market restaurant and Hollywood Video.
                                     Thus, surrounding land uses indicate a
                                     retail or commercial use consistent with the SH-96 frontage and commercial corridor.

      Physically Possible Conclusion: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2. Legally Permissible Uses

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

Report Section Reference:            Zoning Analysis

Zoning Designation:                  GC -General Commercial

Permitted Uses:                      Intended to provide adequate and suitable
                                     space for a wide variety of commercial
                                     activities. Activities that are permitted by fight are convenience sales and services, automotive parking, transient habitation, food service, medical service, and financial services. See Zoning Analysis for more information.

Deed Restrictions:                   None known to the appraisers

Public Restrictions:                 No public restrictions are known.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

--------------------------------------------------------------------------------

Possibility of
  Zoning Change:                     Not Likely; given recent site plan
                                     approval.

      Legally Permissible Uses Conclusions: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3. Financially Feasible

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive rerum are regarded as financially feasible.

Most Probable Uses:                  Based upon the analysis of physically
                                     possible uses and legally permissible uses, the best and most probable uses are limited to single tenant or limited multi-tenant retail space.

Feasibility:                         All of the most probable uses listed above
                                     are considered financially feasible based upon land values in the immediate area.

  Income: The use with the highest potential net operating income is retail sales, especially a pad site user such as the proposed drugstore, restaurant, branch bank or other single tenant retail store pad user.

  Occupancies:                       Overall occupancy for retail shop space in
                                     the area is estimated to be near 95%+.

                                     The demand for sites in the subject's
                                     immediate locale is evident by the approval of sites for single tenant development parcels for Walgreen, Eckerd, Hollywood Video and Boston Market. In addition, Harris Teeter had approved the site for a grocery store. As noted in the Subject Sales History, Walgreen and Eckerd both approved the subject site and had developers submit contracts to purchase the parcel. The single tenant "pad site" type users typically generate the highest values on a per square foot basis as compared to most other commercial uses. However, these potential users typically value a site on the basis of the total purchase price, so long as the site meets the minimum size and location requirements. This is particularly true of the new freestanding drag store prototypes, which is a relatively new concept over the past two years. Previously, these drug store companies had typically been in-line shopping center tenants. The freestanding


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

--------------------------------------------------------------------------------

                                     drugstores typically pay the highest price for a site that meets their requirements. Most other potential users will pay substantially lower prices.

                                     Given the fact that two major drugstores approved the subject site and had developers submit contracts, and noting that Eckerds Drugstore is the proposed use for the subject, a freestanding drugstore is considered the use that will feasibly generate the highest return to the land.

      Feasibility Conclusion: The analysis of potential income and return on investment as well as demand (occupancy) indicates that a freestanding drugstore would yield the highest return.

4. Maximally Productive

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

Highest and Best Use
 As If Vacant Statement:             The highest and best use of the subject
                                     site as vacant is development with a single tenant, freestanding drugstore.

Highest and Best Use as Improved

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

Conformance to Highest and Best
  Use as Vacant:                     The existing improvements of the subject
                                     property generally conform to the highest and best use as vacant.

Possible Demolition, Renovation or
  Conversion in Use:                 A comparison of the land value estimate and
                                     the value estimate of the property as
                                     improved in the forthcoming valuation
                                     section indicates that the improvements
                                     contribute significant value to the
                                     property. Therefore, demolition is not
                                     justified. An economic analysis shows
                                     remodeling, renovation or conversion of the subject to another use is not economically justified.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

--------------------------------------------------------------------------------

Highest & Best Use
 As Improved Statement:              The highest and best use as improved is
                                     continued use as single tenant drugstore.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 60

                                                        REAL ESTATE TAX ANALYSIS
--------------------------------------------------------------------------------

Taxing Authorities:                  City of Franklin, Williamson County and a
                                     special Franklin school district. These
                                     municipal government tax rates represent all local municipal tax charges.

Real Estate Tax Districts

       Williamson County:            This district the for all properties
                                     located within the county boundaries. The municipal services available in this area are somewhat limited including no municipal trash collection, less intense police services and other similar services.

        City of Franklin:            This district represents all property
                                     within the City of Franklin. Properties in this district pay both county and city taxes. The parcels within this district receive all municipal services available.

    Special School District:         This district was established to assist in
                                     funding of the City of Franklin schools.
                                     The boundaries can extend beyond the City of Franklin to areas in the county that utilize the city school system.

Real Estate Tax Rates

      Tax Rate's Year:               1997
      Williamson County:             $2.50 per $100 of Assessed Value
      City of Franklin:              $0.69 per $100 of Assessed Value
      Special School District:       $0.92 per $100 of Assessed Value
         Total:                      $4.11 per $100 of Assessed Value
      Tax Bill Due Date:             Between October and February

Assessment Ratio

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

      Residential Property           25%
      Commercial Property            40%

Subject Real Estate Tax Data

      Real Estate Tax District:      Franklin/Williamson County/Special School
                                     District
      Real Estate Tax Rate:          $4.11 per $100 of Assessed Value
      Assessment Ratio:              40%
      Tax Appraised Value:           $515,000 (Vacant Land)

       Parcel 2.01                   $325,000


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 61

--------------------------------------------------------------------------------

       Parcel 2.02                   $190,000

      Comment: The subject is taxed on the basis of eight smaller parcels which total $1,420,000 for the entire eight lots. The appraised value(s) noted above is the sum of the tax appraised values of Parcels 2.01 and 2.02 as currently platted. Now that the subject is replatted as proposed, the Tax Assessor will reappraise the parcels with the values adjusted to the 1996 valuation year.

Tax Comparables

================================================================================
                                  Assessed  Tax Rate    Tax       Size   Taxes
Comparables     Appraised Value     Value     /$100   Expense     (SF)    /SF
--------------------------------------------------------------------------------
Sun Trust Bank     $897,000       $358,000    $4.11   $14,747    3,822   $3.86
--------------------------------------------------------------------------------
Pizza Hut          $539,000       $215,600    $4.11    $8,861    2,858   $3.10
--------------------------------------------------------------------------------
Chop House         $605,300       $242,120    $4.11    $9,951    5,901   $1.69
Restaurant
--------------------------------------------------------------------------------
Subject          $1,990,511       $796,204    $4.11   $32,724   10,908   $3.00
Estimated
================================================================================

      Note: 1)    Building size is based on gross square feet.
            2)    The assessed value is calculated based on a 40% assessment ratio.

Subject Tax Expense Analysis:        Since the subject property was completed
                                     only three weeks ago, the appraiser must estimate the subject tax expense. The Tax
                                     Assessor's office has not completed an
                                     appraisal on the property since completion.
                                     The previous chart presents three tax
                                     comparables in the immediate area of the subject. There are no freestanding drug stores in the neighborhood. The subject is considered inferior to a bank. Based upon the data presented, the subject tax expense is estimated to be $3.00/SF.

                                     The tenant will be directly responsible for the subject tax expense, per the existing lease.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 62

                                                             APPRAISAL PROCEDURE
--------------------------------------------------------------------------------

Introduction

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

Cost Approach:                       This valuation technique is based on the
                                     premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The Cost Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

Sales Comparison Approach            This approach is most viable when an
                                     adequate number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

Income Capitalization
 Approach:                           This approach to value is applicable to
                                     properties capable of producing a net
                                     income stream. By using the income
                                     capitalization approach, the appraiser
                                     measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump-sum value.
                                     Research and analysis of data for this
                                     approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

--------------------------------------------------------------------------------

Reconciliation of Approaches:        The strengths and weaknesses of each
                                     approach used are weighed in the final
                                     analysis. The approach or approaches
                                     offering the greatest quantity and quality of supporting data are typically given most consideration and the final estimate of value is correlated.

Approaches Utilized
  In This Assignment:                The Cost, Sales Comparison and Income
                                     Capitalization Approaches to value have
                                     each been utilized in estimating the market value of the subject property as of the effective date of appraisal.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

Introduction

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

--------------------------------------------------------------------------------


                                                      Comparable Land Sales Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 66

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:   SEC SH-96 and Royal Oaks Boulevard, Franklin

 County:     Williamson

 Grantor:    Burton P. Grant, et ex

 Grantee:    AmSouth Bank of Tennessee

 Map(s):     79

 Parcel(s):  85.01

 Sale Date:  05/20/96         Book/Page:     1403   /   970

SITE DATA

 Size (Acres):    0.96

 Size (SF):       41,818

 Zoning:          IC

 Utilities:       All available

 Frontage:        160' on SH-96; 275' on Royal Oaks Blvd.; 120' on
                  Riverside Dr.

 Shape:           Irregular rectangle

 Topography:      Level; below SH-96 road grade

 Easements:       None detrimental

 Improvements:    7,194 SF restaurant, no contributory value

 Intended Use:    AmSouth Branch Bank

TRANSACTION DATA

 Consideration:     $675,000                    Price/SF:   $16.14

 Cash Equivalent:   $697,000               Adj. Price/SF:   $16.67

 Financing:         All cash to seller

 Verified By:       Harry Long, AmSouth (205-326-5443)

 Comp_Code:         1231

COMMENTS:           AmSouth razed the existing restaurant for the development of the branch bank. Mr. Long did not provide the cost of demolition. Therefore, the appraiser has estimated the cost at approximately $3.00/SF or $22,000. The site cannot be accessed from either SH-96 or Royal Oaks Boulevard


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 67

                                                     Land Sale Comparable No. 1:
--------------------------------------------------------------------------------

                    and is only accessible from Riverside Drive because of the traffic on these streets and close proximity to a traffic light.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 68

                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:    Walgreens - Gallatin Pk. Northeast corner Gallatin
              Pike and Neely's Bend Road Madison, TN

 County:      Davidson

 Grantor:     Chen Yong Lien, Lee Dunn, Charles Resha, Stanley
              Embree, Norman Jestes

 Grantee:     R.S. Tatum

 Map(s):      51-4        51-4

 Parcel(s):   78-81      94-96

 Sale Date:   09/03/93      Book/Page:      9071  /  672

SITE DATA

 Size (Acres):    1.93

 Size (SF):       84,071

 Zoning:          CS

 Utilities:       All available

 Frontage:        212' Gallatin Pike; 372' Neely's Bend Road

 Shape:           Irregular

 Topography:      Sloping

 Easements:       None detrimental

 Improvements:    None of value at sale date

 Intended Use:    14,468/SF freestanding Walgreens

TRANSACTION DATA

 Consideration:     $1,208,988           Price/SF:      $14.38

 Cash Equivalent:   $1,448,988      Adj. Price/SF:      $17.24

 Financing:         Acquisition & development financing from First

 Verified By:       Margaret Norvell

 Comp_Code:         966

COMMENTS:           This is an assemblage of seven parcels and six owners. The parcels were improved with 2 houses built in the 1930s, 2 offices built in 1950+- and a retail building built in 1940.
                    Two parcels were vacant. All improvements were razed. The site had significant slop and required fill


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

                                                     Land Sale Comparable No. 2:
--------------------------------------------------------------------------------

                    for the intended use. the cost of fill and razing the buildings was $240,000. The cash equivalent price of $1,488,988 reflects the addition of this extraordinary cost. Tax records indicate the land size to be approximately 1.45 acres; however, Mrs. Norvell indicated the tract consisted of 76,230/SF of which she brokered, plus an additional 7,841/SF site (parcel 81) included in the assemblage.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:    7086 Bakers Bridge Road, Franklin

  County:      Williamson

  Grantor:     Red Robin International

  Grantee:     Rafferty's Inc.

  Map(s):      53

  Parcel(s):   129.02

  Sale Date:   04/30/97      Book/Page:      1516 / 672

SITE DATA

  Size (Acres):    1.82

  Size (SF):       79,279

  Zoning:          Commercial

  Utilities:       All available to site

  Frontage:        Baker's Bridge Avenue

  Shape:           Rectangular

  Topography:      Level

  Easements:       None detrimental

  Improvements:    None of value at sale date

  Intended Use:    Restaurant

TRANSACTION DATA

  Consideration:     $1,200,000           Price/SF:      $15.14

  Cash Equivalent:   $1,200,000      Adj. Price/SF:      $15.14

  Financing:         Cash to seller

  Verified By:       Wayne Wilkerson, CM&H Realty

  Comp_Code:         1272

COMMENTS: This tract has been developed with a Rafferty's restaurant. The site is located immediately north of the Cool Springs Mall.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 71

                                                     LAND SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:    NWC Westgate Circle and Moore's Lane, Westgage Commons, Brentwood

  County:      Williamson

  Grantor:     New West Development, LLC

  Grantee:     Modern Age, Inc.

  Map(s):      53

  Parcel(s):   125.02

  Sale Date:   07/28/96      Book/Page:      1310 / 682

SITE DATA

  Size (Acres):      1.82

  Size (SF):         79,279

  Zoning:            C-2

  Utilities:         All available

  Frontage:          Moore's Lane and Westgate Circle (west entrance)

  Shape:             Rectangular

  Topography:        Level

  Easements:         None detrimental

  Improvements:      None of value at sale date

  Intended Use:      An 8,921 SF Cozamel's restaurant

TRANSACTION DATA

  Consideration:     $1,100,000 Price/SF:$13.88

  Cash Equivalent:   $1,100,000 Adj. Price/SF:$13.88

  Financing:         All cash to seller

Verified By:         Wes Lamoureux (373-8811)

Comp_Code:           1040

COMMENTS: The restaurant is completed and open for business. The site is the western most parcel fronting Moore's Lane closest to IH-65 in Westgate Commons. The site is designated Lot 1 Westgate Commons.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 72

                          Comparable Land Sale Map #1

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 73

                          Comparable Land Sale Map #2

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 74

                                          COST APPROACH- LAND VALUATION ANALYSIS
--------------------------------------------------------------------------------

Comparable Land Sales Summary

--------------------------------------------------------------------------------
               Subject      Sale #1       Sale #2        Sale #3      Sale #4
Sale Date      Current      05/20/96      09/03/93       04/30/9      07/28/96
--------------------------------------------------------------------------------
Size           1.66         0.96          1.93           1.82         1.82
--------------------------------------------------------------------------------
Zoning         GC           IC            CS             Comm         C-2
--------------------------------------------------------------------------------
SP/SF          N/A          $16.67        $17.24         $15.14       $13.88
--------------------------------------------------------------------------------

Introduction

     A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

     Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

Unit of Comparison:              SP/SF; sales price per square foot
Analysis:                        Discussions with brokers and developers in the
                                 subject market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject.

Financing:                       The transactions are either all cash
                                 transactions or are considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.

Conditions of Sale:              All of the comparable sales are considered to
                                 have typical conditions of sale or the price reflected in the comparable sale sheet reflects any necessary adjustments, therefore no adjustments are made in the land sale adjustment grid.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 75

--------------------------------------------------------------------------------

Market Conditions:
     Description:                This adjustment, often referred to as the "time
                                 adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

     Analysis:                   No adjustments are considered at this time.

Location:
     Description:                Locational features include visibility, access
                                 and proximity to other quality development.

     Analysis:                   All of the sales are located in close proximity
                                 to the subject except Sale No. 2 which is located north of the Nashville CBD. Sale No. 2 is an older sale, but was intended for the development of a Walgreen drug store, which is similar to the subject's highest and best use.
                                 No location adjustments are applied.

Physical Characteristics

     The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

     Shape
          Description:           The shape of a site will determine its
                                 adaptability to possible uses. Some
                                 configurations may restrict structural design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

     Frontage:
          Description:           The amount of street frontage is important to
                                 commercial properties and, in particular, retail properties.

     Topography:
          Description:           The topography of a site can significantly
                                 impact the costs of development. Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

     Zoning:
          Description:           Zoning is often the most basic criteria in
                                 selecting comparables. Sites zoned the same as the subject property are the most appropriate comparables. When sufficient sales in the same zoning category are not


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 76

--------------------------------------------------------------------------------

                                 available, data from similar categories may be used after adjustments have been made. These adjustments are based on the allowable uses, permitted density and restrictions within the ordinance in comparison to the subject.

     Utilities:
          Description:           The availability and proximity to public
                                 utilities (water, sewer, electricity, gas and telephone) is an important to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

Size:
          Description:           Most types of development have an optimal site
                                 size. If a site is larger than optimal, the value of the excess lands tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.

          Analysis:              The subject land contains 1.665 acres of land.
                                 The comparable sales have land sizes ranging from 0.96 to 1.93 acres. Sale No. 1 is significantly smaller than the remaining sales and the subject. Based upon a matched pairs comparison to the other sales, a 10% adjustment is applied to Sale No. 1.

     Overall, no adjustments are believed necessary in comparison to the subject property. On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 77

                      Comparable Land Sales Adjustment Grid

                                             ------------------------------------------------------------------------------------
                              Subject                Sale #1              Sale #2              Sale #3                Sale #4
                                             ------------------------------------------------------------------------------------
Sale Price                                           $16.67                $17.24               $15.14                $13.88
                                             ------------------------------------------------------------------------------------
Elements of Comparison
                                             ------------------------------------------------------------------------------------
Date of Sale                                        05/20/96              09/30/93             04/30/97              07/28/96
                                             ------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                                             ------------------------------------------------------------------------------------
Adjusted Price                                       $16.67                $17.24               $15.14                $13.88
                           ------------------------------------------------------------------------------------------------------
Location                     Excellent                Good                  Good              Excellent              Excellent
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Shape                       Rectangular             Irregular            Irregular           Rectangular            Rectangular
                                                    rectangle
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Frontage                        Good                  Good                  Good                 Good                  Good
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Topography                     Level                  Level               Sloping               Level                  Level
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Zoning                           GC                    IC                    CS               Commercial                C-2
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Utilities                  All Available          All available        All available        All available          All available
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Size                            1.66                  0.96                  1.93                 1.82                  1.82
                           ------------------------------------------------------------------------------------------------------
   Comparison                                       Superior              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                         -10%                   0%                   0%                    0%
                           ------------------------------------------------------------------------------------------------------
Other                           N/A
                           ------------------------------------------------------------------------------------------------------
   Comparison                                        Similar              Similar              Similar                Similar
                                             ------------------------------------------------------------------------------------
   Adjustment                                          0%                    0%                   0%                    0%
                                             ------------------------------------------------------------------------------------
Net Adjustment                                        -10%                   0%                   0%                    0%
                                             ------------------------------------------------------------------------------------
Final Adjustment Sale Price                          $15.00                $17.24               $15.14                $13.88
                                             ------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 78

--------------------------------------------------------------------------------

Reconciliation

     The sales prices ranged from $13.88 to $17.24 per square foot before the adjustment process. The indicated value of the subject property ranged between $13.88 and $17.24 per square foot after analysis. The adjusted value range is considered relatively narrow and provides consistent and reliable data from which to estimate the subject's land value. Inasmuch as the subject has recently had two contracts submitted for $1,100,000, the estimated value is $1,100,000, or $15.25/SF. This value is supported by and well within the price per square foot range and total price range of the comparable sales.

     Based on this analysis, a value of $15.25/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of November 20, 1997 is calculated below:

                              Land Value Estimate

                   Land Size (SF)                     72,512
                   Estimated Value/SF    x            $15.25
                                                      ------
                   Estimated Value                $1,105,808
                   Rounded                        $1,100,000


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 79

                                                                   COST APPROACH
--------------------------------------------------------------------------------

Introduction

     The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

     In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

Cost Data

Source:                  Marshal Valuation Service Manual - calculator cost

     About the Source: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

     Costs Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

     1.   Architects's and engineer's fees;

     2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

     3.   Sales taxes on materials;

     4. Normal site preparation including finish, grading and excavation for foundation and backfill;

     5.   Utilities from structure to lot line figured for typical setback;

     6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 80

--------------------------------------------------------------------------------

     Costs Not Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

     1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

     2.   Pilings or hillside foundations;

     3.   Interest or taxes on the land;

     4.   Feasibility studies, appraisal or consulting fees, etc.;

     5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

     6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

     7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

     8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

Subject's Marshall Valuation Cost Data

     Summary of Subject General Building Characteristics:
     Property Type:                Retail store (build-to-suit for Eckerd drug
                                   store)
     Structure:                    Concrete block with brick veneer
     No. of Stories:               1
     Gross Building Area:          11,293 SF

     Classification                Class C

     Type (Quality)                Good to Excellent

     Region/Climate                Central/Moderate

     Page Reference                Section 13, Page 22

     Page Reference Date           September 1995

     Current Multiplier Page       April 1997

     Local Multiplier Page Date    May 1997

     Cost Method                   Calculator, therefore, replacement cost

     The subject improvements are considered to be between good ($56.13/SF) and excellent ($75.30/SF) quality based on the description provided in the Marshall Valuation cost manual. The initial unadjusted cost estimate of $65.00/SF is generally in the middle of the cost estimates by quality. The reader is directed to the base cost and adjustments presented on the following page.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 81

--------------------------------------------------------------------------------

     MVS Base Cost & Adjustments

         =============================================================
         1       Base Square Foot Cost                         $65.00
         -------------------------------------------------------------
         2         Square Foot Refinements
         -------------------------------------------------------------
         3       Heating Cooling, ventilation                   $0.00
         -------------------------------------------------------------
         4       Elevator                                       $0.00
         -------------------------------------------------------------
         5       Miscellaneous                                  $2.00
                                                                -----
         -------------------------------------------------------------
         6       Total SF Refinements                          $67.00
         -------------------------------------------------------------
                   Height & Size Refinements
         -------------------------------------------------------------
         7       Number of Stories Multiplier                    1.00
         -------------------------------------------------------------
         8       Height per story multiplier                     1.30
         -------------------------------------------------------------
         9       Floor area-perimeter multiplier                 0.93
                                                                 ----
         -------------------------------------------------------------
         10      Combined multipliers (7x8x9)                    1.21
         -------------------------------------------------------------
                   Final Calculations
         -------------------------------------------------------------
         11      Refined SF Cost (Line 6x10)                   $81.00
         -------------------------------------------------------------
         12      Current cost multiplier                         1.03
         -------------------------------------------------------------
         13      Local multiplier                                0.92
         -------------------------------------------------------------
         14      Final SF Cost (Line 11x12x13)                 $76.76
         =============================================================

     Site Improvements
       & Other Hard Costs:       Site improvement cost and other hard costs
                                 related to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

     Indirect Costs:             Indirect costs not included in the Marshall
                                 Valuation base costs include loan interest on land, lease-up costs and professional fees.
                                 Calculations for the loan on land and lease-up costs are presented as follows.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 82

--------------------------------------------------------------------------------

     Land Loan Interest Calculations:

                                 Land Value Estimate                 $1,100,000

                                 Construction Interest Rate    x          9.50%

                                 Construction Period (Years)   x           0.60
                                                                     ----------

                                   Land Interest               =     $   62,700

     Lease-up Cost Calculations:

                                 Commissions

                                   Market Rent/SF                    $    24.63

                                   Net Rentable Area (SF)      x         10,908

                                   Commission/SF               x     $     4.00
                                                                     ----------

                                 Commission Cost, Rounded      =     $   43,632

                                 Plus: Other (marketing, etc.)+               0
                                                                     ----------

                                 Total Lease-up Costs    =           $   43,632

Total Replacement Cost New
(Improvements, Profit & Land):   $2,825,000

Developer's Cost:                $2,556,707

                                 The developer's cost includes all direct and indirect costs as well as the land. The estimate does not include profit. The subject's replacement cost excluding profit based upon the appraiser's estimate is $2,537,000. Thus, the appraiser's total cost estimate is considered reasonable.

Analysis of Depreciation

Introduction - Accrued Depreciation

     Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 83

--------------------------------------------------------------------------------

Physical Deterioration

     Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

     Physical Curable:
          Description:           Refers to items of deferred maintenance which
                                 are in need of repair on the date of the appraisal in order to restore occupancy or marketability. Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems, the building exterior roof cover and the parking areas.

          Subject Analysis:      No physical curable noted at inspection.

     Physical Incurable:
          Description:           Involves an estimate of deterioration that is
                                 not practical or currently feasible to correct.
                                 It pertains to structural elements that were not listed in the physically curable category.
                                 Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems. In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

          Subject Analysis:      The reader is directed to the Description of
                                 Improvements Analysis for the analysis of effective age and economic life. Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                                   Physical Incurable Calculations

                                        Actual Age               Proposed; 0

                                        Effective Age                      0

                                        Divide by Economic Life           50
                                                                       -----

                                        Incurable Physical %           0.00%

                                        Remaining Economic Life           50


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 84

--------------------------------------------------------------------------------

                                   Calculations:

                                     Replacement Cost New         $1,725,388

                                     Less Physical Curable                 0
                                                                  ----------

                                     Subtotal                     $1,725,388

                                     Incurable Physical                   0%
                                                                  ----------

                                     Incurable Physical Estimate  $        0

Functional Obsolescence

     This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or super adequacies inherent in the improvements and the defect may be curable or incurable.

     Functional Curable
          Description:           To be curable, the cost of replacing the
                                 outmoded or unacceptable aspect must be at least offset by the anticipated increase in value. The measure of curable functional obsolescence is the cost to effect the cure.

          Subject Analysis:      The property inspection indicated the property
                                 has no functional curable obsolescence.

     Functional Incurable
          Description:           Involves an estimate of obsolescence that is
                                 not practical or currently feasible to correct.
                                 It pertains to structural elements that were not listed in the functional curable category.
                                 Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

          Subject Analysis:      The property inspection indicated that the
                                 subject improvements are functional. Therefore, no functional incurable obsolescence was noted in the subject property.

External Obsolescence

     External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 85

--------------------------------------------------------------------------------

method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

     Subject Analysis:           The subject has average access and visibility,
                                 and conforms to surrounding development. The calculations in the following table indicate the subject has no external obsolescence.

          External Obsolescence Calculations

               Total Replacement Cost New, Building and Land         $2,825,388

                 Less: Physical Items                                         0

                 Less: Functional Items                                       0
                                                                     ----------

               Depreciated RCN                                       $2,285,388
               -----------------------------------------------------------------

               Required NOI   (   $,825,388    X    9.50%  )         $  268,412

                 Less: Estimated NOI                                   (274,703)
                                                                     ----------

               NOI Loss Due to External Obsolescence                 $   (6,292)

                 Less: NOI Attributable to Land    38.93%                 2,449
                                                                     ----------

               NOI Loss Attributable to Improvements                 $   (3,842)

               Capitalized at:                                             9.50%
                                                                     ----------

               External Obsolescence                                 $  (40,443)

               External Obsolescence, Rounded                        $        0

Accrued Depreciation Summary

                              Physical Curable                       $        0

                              Physical Incurable                     $        0

                              Functional Curable                     $        0

                              Functional Incurable                   $        0

                              External                               $        0
                                                                     ----------

                                Total Accrued Depreciation           $        0


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 86

--------------------------------------------------------------------------------

COST APPROACH SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Direct Costs                                         Marshall Valuation    Developer's
                                                     Cost Estimates        Cost
Structural Improvements
Base Cost Est.       11,293 SF @  $76.76 /SF  =            $  866,833       $  752,652

Site Improvements
Asphalt Paving       45,000 SF @  $ 2.50 /SF  =  $112,500
Fence                    34 LF @  $13.00 /LF  =       442
Drive Thru Canopy       432 SF @  $15.35 /SF  =     6,632
Storefront Canopy     1,178 SF @  $15.35 /SF  =    18,084
Signage & Lighting:                                30,000
Landscaping                                        10,000
Miscellaneous Site Improvements                    70,000
Site Work:                                         72,000
                                                 --------

          Subtotal Site Improvements:                         319,658          350,000
                                                           ----------       ----------

          Total Direct Costs:                              $1,186,491       $1,102,652

Indirect Costs

          Land Loan Interest:                    $ 62,700
          Lease-Up Costs:                          43,632
          Development Fee                          50,000
          Additional Fees & Permits                75,000
          Professional Fees:                       20,000
                                                 --------

            Total Indirect Costs:                             251,332          354,055
                                                           ----------       ----------

Total Direct and Indirect Costs:                           $1,437,823       $1,456,707

Entrepreneurial Profit as % of Direct/Indirect
  Costs,Rd.                                            20%    287,565          291,341
                                                           ----------       ----------

Total Cost New of Improvements and Profit:                 $1,725,388       $1,748,048

Less: Accrued Depreciation                                          0                0

Depreciated Cost of Improvements:                          $1,725,388       $1,748,048

Plus: Estimated Land Value by Market Comparison:            1,100,000        1,100,000
                                                           ----------       ----------

Value Indicated by the Cost Approach:                      $2,825,388       $2,848,048

Stabilized Value Estimate, Rounded                         $2,825,000

Less: Lease-Up Costs to Stabilization                               0
                                                           ----------

Cost Approach As Is Value Estimate:                        $2,825,000


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 87

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Introduction

     The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

     In applying the sales comparison approach, the appraiser must complete five steps:

     1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

     2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

     3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

     4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

     5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

     After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 88

--------------------------------------------------------------------------------


                                                Comparable Improved Sales Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 89

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:   205

  Project Name:   CVS Drug Store - Irmo

      Location:   Newberry Avenue & College Street, Irmo, SC

        County:   Lexington

       Grantor:   HMI Corporation/United Retail

       Grantee:   Waldan Properties, Inc.

PROPERTY DATA

   Net Rentable Area (SF):   10,125

                Land Size:   N/A

      Land/Building Ratio:   N/A

               Year Built:   1997

                Occupancy:   100%

             Construction:   Prototype CVS

                Condition:   Excellent

           Anchor Tenants:   CVS Drug Store (single tenant)

  Date of Sale:  09/97       Book/Page:        N/A

  Map(s):        N/A

  Parcel(s):     N/A

TRANSACTION DATA

  Actual Consideration:   $1,961,188         Cash Equivalent:   $1,961,188

  Financing:              Cash to seller

  First Mortgage:         N/A

  Other Mortgages:        N/A

  Total Mortgages:        N/A                  Actual Equity:                N/A

  Verified By:            Todd Agnew, KTR


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 90

--------------------------------------------------------------------------------

                OPERATING              Total$     Per SF    % of GAI
                    DATA:

     Gross Annual Income:            $177,188     $17.50     100.00%

            Less Vacancy:            $      0     $ 0.00       0.00%
                                     --------     ------     ------

  Effective Gross Income:            $177,188     $17.50     100.00%

           Less Expenses:            $ (2,784)    $(0.27)      -1.5%
                                     --------     ------     ------

    Net Operating Income:            $174,404     $17.23      98.43%

            Debt Service:            $      0     $ 0.00       0.00%
                                     --------     ------     ------

               Cash Flow:            $174,404     $17.23      98.43%

UNITS OF
COMPARISON                            Actual

                          GIM:         11.07

               Effective GINI:         11.07

                 Overall Rate:          8.89%

              Equity Dividend:          8.89%

           Sales Price Per SF:       $193.70

COMMENTS: This building is slated for completion in September 1997, at which time the lease begins. It will be a 20 year lease with annual rental rates of $177,188 for years 1-10, $195,311 for years 11-15, and
          $205,133 for years 16-20. The initial lease rate equates to $17.50 per square foot. Expenses were estimated at 1% of EGI for administration and management plus $0.10/SF for structural maintenance and reserves.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 91

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  206

  Project Name:  CVS Drug Store - Chimney Ridge

      Location:  Clemson Road & Sparkleberry Road, Chimney Ridge, SC

        County:  Richland

       Grantor:  K & G #101, LLC/United Retail

       Grantee:  Jay Senerchin

PROPERTY DATA

   Net Rentable Area (SF):   10,125

                Land Size:   N/A

      Land/Building Ratio:   N/A

               Year Built:   1997

                Occupancy:   100%

             Construction:   Prototype CVS

                Condition:   Excellent

           Anchor Tenants:   CVS Drug Store (single tenant)

  Date of Sale:   06/06/97    Book/Page:        N/A

  Map(s):         N/A

  Parcel(s):      N/A

TRANSACTION DATA

  Actual Consideration:  $1,800,000          Cash Equivalent:  $1,800,000

  Financing:             Cash to seller

  First Mortgage:        N/A

  Other Mortgages:       N/A

  Total Mortgages:       N/A                   Actual Equity              N/A

  Verified By:           Todd Agnew, KTR


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 92

--------------------------------------------------------------------------------

                OPERATING              Total $         Per SF       % of GAI
                    DATA:

     Gross Annual Income:             $164,227         $16.22        100.00%
            Less Vacancy:             $      0         $ 0.00          0.00%
  Effective Gross Income:             $164,227         $16.22        100.00%
           Less Expenses:             $ (2,655)        $(0.26)        -1.62%
    Net Operating Income:             $161,572         $15.96         98.38%
            Debt Service:             $      0         $ 0.00          0.00%
               Cash Flow:             $161,572         $15.96         98.38%

UNITS OF
COMPARISON                             Actual

                        GIM:            10.96
              Effective GIM:            10.96
               Overall Rate:             8.98%
            Equity Dividend:             8.98%
         Sales Price Per SF:          $177.78

COMMENTS: This is a CVS Drug Store in Chimney Ridge South Carolina, which is a suburb of Columbia. The GAI and EGI are the same, and they equate to $16.22 per square foot. Expenses are estimated at 1% of EGI for administration and management plus $0.10/SF for structural maintenance and reserves. While this transaction reportedly closed on June 6, 1997, the Richland County Public Records office indicated that it has not yet been recorded.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 93

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:   207

  Project Name:   CVS Drug Store - Lilburn

      Location:   341 John Carroll Road, Lilburn, GA

        County:   Gwinnett

       Grantor:   Branch Prop. LP

       Grantee:   Dr. B. Schwarghofer

PROPERTY DATA

   Net Rentable Area (SF):   13,125

                Land Size:   2 Acres

      Land/Building Ratio:   0.15

               Year Built:   1996

                Occupancy:   100%

             Construction:   Prototype CVS

                Condition:   Excellent

           Anchor Tenants:   CVS Drug Store (single tenant)

Date of Sale:   12/96       Book/Page:        13619/24

Map(s):         N/A

Parcel(s):      N/A

TRANSACTION DATA

  Actual Consideration:  $1,839,200        Cash Equivalent:  $1,839,200

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                  Actual Equity:        $1,839,200

  Verified By:           Todd Agnew, KTR


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 94

--------------------------------------------------------------------------------

              OPERATING     Total $    Per SF    % of GAI
                  DATA:

   Gross Annual Income:    $168,525    $12.84     100.00%

          Less Vacancy:          $0     $0.00       0.00%
                           --------    ------      -----

Effective Gross Income:    $168,525    $12.84     100.00%

         Less Expenses:     ($2.997)   ($0.23)     -1.78%
                           --------    ------      -----

  Net Operating Income:    $165,528    $12.61      98.22%

          Debt Service:          $0     $0.00       0.00%
                           --------    ------      -----

             Cash Flow:    $165,528    $12.61      98.22%

UNITS OF
COMPARISON                   Actual

                     GIM:     10.91

           Effective GIM:     10.91

            Overall Rate:      9.00%

         Equity Dividend:      9.00%

      Sales Price Per SF:   $140.13

COMMENTS: This a CVS Drug Store in Gwinnett County, Georgia. There is a triple net lease in place on the property. The NOI was provided, with the other figures being estimated. Expenses are based on 1% of EGI for administration and management plus $0.10/SF for structural maintenance and reserves.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 95

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:   185

  Project Name:   Eckerd Drugs - Acworth

      Location:   3245 Cobb Parkway, west of Acworth Due West Road, Acworth, GA

        County:   Cobb

       Grantor:   Regency Realty Group, Inc.

       Grantee:   Arthur Chester Skinner, Jr., et al

PROPERTY DATA

   Net Rentable Area (SF):   10,908

                Land Size:   1.11 Acres

      Land/Building Ratio:   4.43/1

               Year Built:   1996

                Occupancy:   Excellent

             Construction:   Concrete block (58 parking spaces)

                Condition:   100%

           Anchor Tenants:   Eckerd Drugs (single tenant)

  Date of Sale:   12/20/96         Book/Page:    10067    /   273

  Map(s):         N/A

  Parcel(s):      N/A

TRANSACTION DATA

  Actual Consideration:  $1,804,400     Cash Equivalent:  $1,804,400

  Financing:             All cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0               Actual Equity:          $1,804,400

  Verified By:           Seller


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 96

--------------------------------------------------------------------------------

                OPERATING       Total $     Per SF     % of GAI
                    DATA:

     Gross Annual Income:      $170,469     $15.63      100.00%

            Less Vacancy:      $      0     $ 0.00        0.00%
                               --------     ------      ------

  Effective Gross Income:      $170,469     $15.63      100.00%

           Less Expenses:      $ (2,795)    ($0.26)      -1.64%
                               --------     ------      ------

    Net Operating Income:      $167,674     $15.37       98.36%

           Debt Service:       $      0     $ 0.00        0.00%
                               --------     ------      ------

               Cash Flow:      $167,674     $15.37       98.36%

UNITS OF
COMPARISON                      Actual

                        GIM:     10.58

              Effective GIM:     10.58

               Overall Rate:      9.29%

            Equity Dividend:      9.29%

         Sales Price Per SF:   $165.42

COMMENTS: The lease is triple net with a 25-year term and four 5-year options.
          The lease includes a $0.50/SF rent escalation every five years. The seller did not report any expenses. Therefore, the appraisers have estimated a 1% management/administrative expense and a $0.10/SF structural maintenance and reserves. Acworth is located in extreme northwest Cobb County and is part of the Atlanta Metropolitan Area. Acworth has a population of 2,500. The town is just beyond the extreme northern edge of development expanding northward from Atlanta. As of the date of sale, the town still has a small town atmosphere, but benefits from the immediate access to IH-75 and proximity to employment centers of the generally highly developed Atlanta suburban area of Cobb County.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 97

                                            RETAIL CENTER SALE COMPARABLE NO. 5:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:    187

  Project Name:    Eckerd Drugs - Tucker

      Location:    4005 Lawerenceville Highway, Tucker, GA

        County:    DeKalb

       Grantor:    Regency Realty Corp, Inc.

       Grantee:    Millstein Industries

PROPERTY DATA

   Net Rentable Area (SF):  9,504

                Land Size:  1.04 Acres

      Land/Building Ratio:  4.77/1

               Year Built:  1996

                Occupancy:  100%

             Construction:  Concrete block and stucco accents (46 parking

                Condition:  Excellent

           Anchor Tenants:  Eckerd Drugs (single tenant)

  Date of Sale:  12/19/96   Book/Page:    9255    /   534

  Map(s):         N/A

  Parcel(s):

TRANSACTION DATA

  Actual Consideration:   $1,818,928         Cash Equivalent:   $1,818,928

  Financing:              All cash to seller

  First Mortgage:         $0

  Other Mortgages:        $0

  Total Mortgages:        $0                   Actual Equity:       $1,818,928

  Verified By:            Seller and Terry Love


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 98

--------------------------------------------------------------------------------

                OPERATING         Total $       Per SF       % of GAI
                    DATA:

     Gross Annual Income:        $176,436       $18.56        100.00%

            Less Vacancy:        $      0       $ 0.00          0.00%
                                 --------       ------        ------

  Effective Gross Income:        $176,436       $18.56        100.00%

           Less Expenses:        $ (2,715)      $(0.29)        -1.54%
                                 --------       ------        ------

    Net Operating Income:        $173,721       $18.27         98.46%

            Debt Service:        $      0       $ 0.00          0.00%
                                 --------       ------        ------

               Cash Flow:        $173,721       $18.27         98.46%

UNITS OF
COMPARISON                         Actual

                         GIM:      10.31

               Effective GIM:      10.31

                Overall Rate:       9.55%

             Equity Dividend:       9.55%

          Sales Price Per SF:    $191.39

COMMENTS: The lease is triple net over a 25-year term with four 5-year options.
          The lease escalates every five years by $0.50/SF. The seller did not report any expenses; therefore, a 1% management/administrative expense and $0.10/SF structural reserves is estimated by the appraisers. Tucker, DeKalb County is a growing area with increasing population within the Atlanta Metropolitan area. The site has 118' of frontage on Lawrenceville Highway with a traffic count of 24,400 vehicles per day.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 99

                              Comparable Sale Map

                               [GRAPHICS OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 100

                                            SALES COMPARISON APPROACH - ANALYSIS
--------------------------------------------------------------------------------

Comparable Improved Sales Summary

Analysis of Potential Gross Income, cont'd.

Summary of Comparable Improved Rental Data

==================================================================================================
Sale No.            Subject               1             2              3           4            5
--------------------------------------------------------------------------------------------------
Name/Address                         Eckerd        Eckerd       CVS Drug    CVS Drug     CVS Drug
                                      Drugs         Drugs    Store, Irmo      Store,       Store,
                                    Acworth        Tucker                    Chimney      Lilburn
                                                                              Ridge
--------------------------------------------------------------------------------------------------
Sale Date           Current        12/20/96      12/19/96       UC(9/97)    06/06/97        12/96
--------------------------------------------------------------------------------------------------
Year Built             1997            1996          1996           1997        1997         1996
--------------------------------------------------------------------------------------------------
Occupancy               100%            100%          100%           100%        100%         100%
--------------------------------------------------------------------------------------------------
Size/SF              10,908          10,908         9,504         10,125      10,125       13,125
--------------------------------------------------------------------------------------------------
% Credit                100%            100%          100%           100%        100%         100%
Anchor
--------------------------------------------------------------------------------------------------
SP/SF                   N/A         $165.42        191.39        $193.70     $177.78      $140.13
--------------------------------------------------------------------------------------------------
NO1/SF               $25.18          $15.37        $18.27         $17.23      $15.96       $12.61
--------------------------------------------------------------------------------------------------
GIM                     N/A           10.58         10.31          11.07       10.96        10.91
--------------------------------------------------------------------------------------------------
NOI/GPI               98.61%          98.36%        98.46%         98.43%      98.38%       98.22%
==================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Introduction

     A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report.

Comparison of Important Factors Affecting SP/SF

     All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:

     Primary Negative Factors:   None
     Primary Positive Factors:   Good location in primary retail and commercial
                                 corridor of relatively high income and growth
                                 neighborhood; limited land available for future
                                 competition; net income per square foot;
                                 improved credit rating of Eckerd since December
                                 1996


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 101

--------------------------------------------------------------------------------

     Comment: The sales price per square foot analysis utilizes a net operating per square foot adjustment. Thus, the indicated value per square foot range must consider the credit rating of the sale's tenant as compared to the subject tenant, which is a significant factor in the pricing of single tenant buildings leased to national credit tenants. Since the credit rating issue is generally associated with derivation of overall rates, the detailed discussion of this factor is presented in the Analysis of Direct Capitalization in the Income Capitalization Approach presented later in this report.

     The Eckerd credit rating has improved since December 1996, the date of sale for the comparable Eckerd store sales, because Eckerd was acquired by JC Penney. As a result, the subject is actually most comparable to the CVS sales instead of the Eckerd sales. CVS has a relatively strong credit rating in the pharmacy industry. The company which has the strongest credit rating is Walgreen, which typically sells at lower overall rates. CVS, and now Eckerd, are considered to be in the next tier of pharmacy companies relative to credit ratings. Again, this factor primarily affects the comparison of the adjusted sale prices per square foot as compared to the subject.

Sale No. 1 - Eckerd Drugs Acworth:

     Inferior Factors
       Compared to Subject:      Smaller town with long-term potential growth;
                                 net income per square foot; Eckerd credit rating at time of sale

     Superior Factors
       Compared to Subject:      None
     Overall Comparison
       to Subject:               Inferior before and after adjustments

Sale No. 2 - Eckerd Drugs Tucker:
     Inferior Factors
       Compared to Subject:      Slightly inferior location/town; net income per
                                 square foot; Eckerd credit rating at time of sale

     Superior Factors
       Compared to Subject:      None
     Overall Comparison
       to Subject:               Inferior before and after adjustments

Sale No. 3 - CVS Drug Store, Irmo:
     Inferior Factors
       Compared to Subject:      Net operating income lower
     Superior Factors
       Compared to Subject:      None
     Overall Comparison
       to Subject:               Inferior before adjustments; similar after
                                 adjustments

Sale No. 4 - CVS Drug Store, Chimney Ridge:
     Inferior Factors
       Compared to Subject:      Net operating income lower
     Superior Factors
       Compared to Subject:      None


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 102

--------------------------------------------------------------------------------

     Overall Comparison
       to Subject:               Inferior before adjustments; similar after
                                 adjustments

Sale No. 5 - CVS Drug Store, Lilburn:
     Inferior Factors
       Compared to Subject:      Net operating income lower
     Superior Factors
       Compared to Subject:      None
     Overall Comparison
       to Subject:               Inferior before adjustments; similar after
                                 adjustments

Most Comparable Sales:           No. 3, 4 and 5

     Comment: As previously noted, Eckerd's merger with JC Penney has substantially improved its credit rating. As a result, the subject is actually considered inferior to the Eckerd sales (Nos. 1 and 2) and more comparable to the CVS sales (Nos. 3 through 5).

Sale Price Per Square Foot Method

Description:                     The Price Per Square Foot indicator is a
                                 general common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF Adjustment Technique:     A wide range produced by this method indicates
                                 that the comparable sales have varying
                                 income-producing capabilities attributable to differences in age, location, size and quality.
                                 In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF Adjustment Analysis

          Sale No.    NOI/SF       SP/SF       Multiplier    Adj. SP/SF
          --------    ------       -----       ----------    ----------

            5         $12.61       $140.13     1.9971        $279.85

            1         $15.37       $165.42     1.6385        $271.04

            4         $15.96       $177.78     1.5779        $280.52

            3         $17.23       $193.70     1.4616        $283.11

            2         $18.27       $191.39     1.3784        $263.81

          Subj.       $25.18           ---        ---            ---


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 103

--------------------------------------------------------------------------------

Note: Above chart is sorted based on ascending NOI/SF's.

     Comments/Analysis:Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Based on the adjusted sale price per square foot of the previously identified most comparable sales (Nos. 3, 4 and 5) and considering the comparability factors previously discussed, the indicated market value per square foot range for the subject property is $280.00 to $283.00. The calculations are presented as follows.

SP/SF Method Calculations

                                                          Value Est.,
                Size                SP/SF Est.              Rounded

            10,908  SF       x      $280.00     =        $3,050,000
            10,908  SF       x      $283.00     =        $3,090,000

Gross Income Multiplier Method

Description:                     The Gross Income Multiplier illustrates the
                                 relationship between the sales price and the revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/Gross Potential Income
  Ratio Comparison of GIM's:     GIM's are typically influenced by the
                                 relationship between the net operating income and gross potential income as measured by the net operating income to gross income ratio
                                 (NOI/GPI ratio). The sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 104

                            NOI/GPI to GIM Comparison

                        Sale          No.NOI/GPI%     GIM
                        5              98.22%         10.91
                        1              98.36%         10.58
                        4              98.38%         10.96
                        3              98.43%         11.07
                        2              98.46%         10.31
                        Subj.          98.61%           ---

Note: Above chart is sorted based on ascending NOI/GPI's.

     Comment/Analysis:All of the sales have a highly similar NOI/GPI ratio as the subject. Therefore, the most comparable sales, Nos. 3, 4 and 5, should be the best GIM indicator for the subject. Thus, the GIM range estimated for the subject is 10.75x to 11.00x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                         Value Est.,
                  Gross Inc.             GIM Est.         Rounded

                  $278,580         x       10.75   =    $2,990,000

                  $278,580         x       11.00   =    $3,060,000

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

                     Method                  Value Range
                                -------------------------------------
                     SP/SF:     $3,050,000      to         $3,090,000

                     GIM:       $2,990,000      to         $3,060,000

     Comment/Analysis:Both valuation methods placed most weight on the most comparable sales. In addition, the two techniques yield very similar value ranges. Given these factors, the subject's value estimate should be in the middle of the overall value range. The following calculates the as is value estimate by this approach.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 105

--------------------------------------------------------------------------------

                            Sales Comparison Approach
                              As Is Value Estimate

            Current Stabilized Value                    $3,050,000
            Estimate

            Less: Deferred Maintenance                           0

            Less: Lease-Up Costs to
            Stabilization                                        0
                                                        ----------

            As Is Value Estimate                        $3,050,000
                                                        ==========

     As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:              $3,050,000

     Implied SP/SF                                     $   279.61

     Implied GIM:                                           10.95


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 106

                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Introduction

     The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

     This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

     The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

     Quantity:      Rental comparables have been gathered from similar
                    properties to show current market rents,

     Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

     Durability:    This is reflected in the vacancy of the area.

     In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

     The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 107

--------------------------------------------------------------------------------

                                                 Comparable Improved Rental Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 108

                                                   RETAIL RENT COMPARABLE NO. 1:
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:   Eckerd Peartree Village

      Location:   SWC Church Street and Franklin Pike, Peartree Village Shopping
                  Center, Brentwood, TN

        County:   Williamson

PROPERTY DATA

     Rentable Area (SF):   11,120

             Year Built:   1997

           Construction:   Concrete Block with brick veneer (inline space)

             Bay Depths:   140'

         Anchor Tenants:   Harris Teeter, Office Max

RENTAL DATA

          Quoted Rate/SF:  $17.50

      Existing Rate Range

          Anchor Tenants:  Not provided

              Spec Space:  $20.00+ quoted

        Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 108

--------------------------------------------------------------------------------

LEASE TERMS
             Lease Basis:   NNN

      Typical Lease Term:   20 years

              CAM Charge:   $1.50/SF

        Escalator Clause:   Escalates $0.50/SF every five years

              Finish-Out:   Turn key

       Rental Concessions   None

  Occupancy Rate:   100%                 Historical Occupancy Rate:  N/A

  Verified By:      Holly Shuck

  Date:             04/25/96                             Comp_Code:  291

COMMENTS: The Eckerd tenant space is one tenant within the 109,867 SF Peartree
          Village shopping center in Brentwood. The center was completed in early speculative space. The Eckerd space is in-line tenant space and is not a freestanding building, which typically yields higher rent than in-line space.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 110

                                                   RETAIL RENT COMPARABLE NO. 2:
--------------------------------------------------------------------------------

                               UNDER CONSTRUCTION
                            PHOTOGRAPH NOT AVAILABLE

PROJECT DATA

  Project Name:  CVS Franklin

      Location:  E/s of U.S. 431/Hillsboro Road at Del Rio Pike, Franklin

        County:  Williamson

PROPERTY DATA

     Rentable Area (SF):  10,125

             Year Built:  Proposed, 1998

           Construction:  Concrete block and brick veneer

             Bay Depths:  140'

         Anchor Tenants:  CVS

RENTAL, DATA

         Quoted Rate/SF:  $18.91

    Existing Rate Range

         Anchor Tenants:  18.91


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 111

------------------------------------------------------------------------------

             Spec Space:  N/A

       Restaurant Space:  N/A

LEASE TERMS

            Lease Basis:  Absolute Net

     Typical Lease Term:  20 years

             CAM Charge:  Tenant directly responsible

       Escalator Clause:  Rent escalates 5% in Year 10.

             Finish-Out:  Turnkey

      Rental Concessions  None

Occupancy Rate:   100%                    Historical Occupancy Rate:  N/A

Verified By:      Mark McDonald

Date:             08/16/97                                Comp_Code:  000

COMMENTS: The property rent basis is absolute net. Tenant pays insurance, taxes and common area maintenance directly. Landlord is responsible for structural maintenance only.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 112

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Walgreens, Bartlett

      Location:  5950 Stage Road, Bartlett, TN

        County:  Shelby

PROPERTY DATA

     Rentable Area (SF):  15,400

             Year Built:  1996

           Construction:  Masonry

             Bay Depths:  Typical

         Anchor Tenants:  Walgreens

RENTAL DATA

         Quoted Rate/SF:  $21.50

     Existing Rate Range

         Anchor Tenants:  $21.50


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 113

--------------------------------------------------------------------------------

             Spec Space:  N/A
       Restaurant Space:  N/A

LEASE TERMS

            Lease Basis:  Absolute net

     Typical Lease Term:  20 years

             CAM Charge:  N/A

       Escalator Clause:  Every five years

             Finish-Out:  Turn-key

      Rental Concessions  None

  Occupancy Rate:  100%           Historical Occupancy Rate:   N/A

  Verified By:     Buyer

  Date:            07/01/96                       Comp_Code:   283

COMMENTS:     A lease was negotiated before construction of $21.50/SF absolute net with several 5 year options. Very good corner location in the heart of Bartlett.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 114

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Hollywood Video Franklin

      Location:  South side of SH-96, 185' west of Southwinds

                 Drive, Franklin

        County:  Williamson

PROPERTY DATA

       Rentable Area (SF):  7,488

               Year Built:  1997

             Construction:  Wood frame and dryvit siding

               Bay Depths:  125'

           Anchor Tenants:  Hollywood Video

RENTAL DATA

           Quoted Rate/SF:  $22.42

       Existing Rate Range

           Anchor Tenants:  $22.42


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 115

------------------------------------------------------------------------------


               Spec Space:  N/A

         Restaurant Space:  N/A

LEASE TERMS

              Lease Basis:  Absolute Net

       Typical Lease Term:  15 years

               CAM Charge:  Tenant directly responsible

         Escalator Clause:  Yes; see comments

               Finish-Out:  Turnkey

        Rental Concessions  None

 Occupancy Rate:   100%             Historical Occupancy Rate:  N/A

 Verified By:      Gerry Woodruff

 Date:             03/15/97                         Comp_Code:  290

COMMENTS:     The lease space is one lease space in a two tenant building. The second tenant will be a Jiffy Lube on a modified ground lease. The proposed Jiffy Lube construction is scheduled to be completed in February 1998. The Hollywood Video rent escalation occurs every five years and is increased by the lesser of either a total 12% or cumulative CPI over the preceding five year period.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 116

                                                   RETAIL RENT COMPARABLE NO. 5:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    PROPOSED
                            PHOTOGRAPH NOT AVAILABLE


--------------------------------------------------------------------------------

PROJECT DATA

  Project Name:  Hollywood Video, Inglewood,

      Location:  3407 Gallatin Pike; W/s of Gallatin Road at
                 Greenfield Drive, Nashville

        County:  Davidson

PROPERTY DATA

    Rentable Area (SF):  7,488

            Year Built:  Proposed

          Construction:  1-story wood frame, dryvit panel exterior

            Bay Depths:  70'

        Anchor Tenants:  Hollywood Video

RENTAL DATA

        Quoted Rate/SF:  $19.06

    Existing Rate Range

        Anchor Tenants:  $19.06


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 117

            Spec Space:  None

      Restaurant Space:  None

LEASE TERMS

           Lease Basis:  Absolute Net

    Typical Lease Term:  15 years with two 5 year options

            CAM Charge:  Tenant pays direct

      Escalator Clause:  Minimum 12% every 5 years

            Finish-Out:  Build-to-suit (turnkey)

     Rental Concessions  None

 Occupancy Rate:   100%          Historical Occupancy Rate:   N/A

 Verified By:      Gerry Woodruff

 Date:             11/05/97                      Comp_Code:   000

COMMENTS:     The property rent basis is absolute net. Tenant pays insurance, taxes and common area maintenance directly. Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods. The site is presently under construction.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 118

                            COMPARABLE RENT MAP #1

                              [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 119

                            COMPARABLE RENT MAP #1

                              [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 120

                                              ANALYSIS OF POTENTIAL GROSS INCOME
--------------------------------------------------------------------------------

Rent Roll

===================================================================================================================
Suite #       Tenant        Size        Lease         Lease         Lease       Rent/SF      Lease      Annual
                            (SF)        Begin         End           Term                     Type       Rent
-------------------------------------------------------------------------------------------------------------------
1             Eckerd        10,908      11/01/97      10/31/97      20          $25.54       Net        $278,580
===================================================================================================================

Option periods:                     Eckerd has four option periods of
five years each.

Annual Rent Schedule
      Year 1-5                      $278,580 annual base rent
      Year 6-10                     $284,028 annual base rent
      Year 11-15                    $289,488 annual base rent
      Year 16-20                    $294,936 annual base rent

Percentage Rent:                    2% of gross receipts exceeding
                                    minimum rent After end of 15th year,
                                    and provided no less than 10 yrs
                                    remain on unexpired term or
                                    extension, Tenant may at own expense
                                    remodel and credit against % rent.

      Comments: The rent escalations every five years equate to $0.50/SF. The tenant is responsible for all maintenance including exterior, structural, mechanical, HVAC and interior repairs. In addition, the tenant is directly responsible for utilities, taxes and insurance. Thus, the lease is a true absolute net lease.

Tenancy:                            Single Tenant
Square Feet Occupied:               10,908 SF
Square Feet Vacant - Shell:         0 SF
Square Feet Vacant -
  2nd Generation:                   0 SF

Comparable Rental Analysis/Subject Estimated Market Rents

Introduction

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 121

--------------------------------------------------------------------------------

Summary of Comparable Improved Rental Data

====================================================================================================================================
Rent No.          Subject           1                    2                      3                     4                   5
------------------------------------------------------------------------------------------------------------------------------------
Name/Address      Eckerd     Eckerd Peartree            CVS                 Walgreens,         Hollywood Video        Hollywood
                 Drugstore       village              Franklin              Bartlett              Franklin         Video, Inglewood
------------------------------------------------------------------------------------------------------------------------------------
Size(SF)         10,908          11,120                 10,125                    15,400                 7,488               7,488
------------------------------------------------------------------------------------------------------------------------------------
Year Built         1997            1997            Proposed, 1998                   1996         Proposed 1997            Proposed
------------------------------------------------------------------------------------------------------------------------------------
Occupancy          100%            100%                      100%                   100%                  100%                100%
------------------------------------------------------------------------------------------------------------------------------------
Quoted              N/A          $17.50                    $18.91                 $21.50                $22.42              $19.06
Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
Tenant              N/A             NNN              Absolute Net           Absolute Net          Absolute Net        Absolute Net
Expenses
------------------------------------------------------------------------------------------------------------------------------------
CAM Charge          N/A        $1.50/SF           Tenant directly        Tenant directly       Tenant directly         Tenant pays
                                                      responsible            responsible           responsible              direct
------------------------------------------------------------------------------------------------------------------------------------
Rental              N/A            None                      None                   None                  None                None
Concessions
------------------------------------------------------------------------------------------------------------------------------------
Effective                        $17.50                    $18.91                 $21.50                $22.42              $19.06
Rate/SF
====================================================================================================================================

     All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

Comparison to Subject

Subject:
   Primary Negative Factors:           None
   Primary Positive Factors:           Freestanding building in relatively high
                                       income per household market


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 121

--------------------------------------------------------------------------------

Rent No. 1 - Eckerd Peartree Village:
      Inferior Factors
         Compared to Subject:           In-line shopping center space
      Superior Factors
         Compared to Subject:           None
      Tenant Expenses:                  Similar
      Overall Comparison
         to Subject:                    Inferior

Rent No. 2 - CVS Franklin:
     Inferior Factors
         Compared to Subject:           Location in significantly less
dense commercial area
      Superior Factors
         Compared to Subject:           None
      Tenant Expenses:                  Similar
      Overall Comparison
         to Subject:                    Inferior

Rent No. 3 - Walgreens, Bartlett:
      Inferior Factors
         Compared to Subject:           Location (lower income area than
                                        Franklin)
      Superior Factors
         Compared to Subject:           None
      Tenant Expenses:                  Similar
      Overall Comparison
         to Subject:                    Slightly inferior

Rent No. 4 - Hollywood Video Franklin:
      Inferior Factors
         Compared to Subject:           Inferior quality building
      Superior Factors
         Compared to Subject:           None
      Overall Comparison
         to Subject:                    Slightly inferior

Rent No. 5 - Hollywood Video, Inglewood:

      Inferior Factors
         Compared to Subject:           Location; Inferior quality
                                        building
      Superior Factors
         Compared to Subject:           None
      Overall Comparison
         to Subject:                    Inferior

Most Comparable Rentals:                Nos. 2, 3 and 4

     Conclusions/Analysis: Most build-to-suit leases are derived on the basis of approved development costs, including the land, by the prospective tenant. As a result, the location can have a significant influence based on the cost of land. Similarly, the quality of construction has an impact on the rental rate.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 123

------------------------------------------------------------------------------

     Rent No. 4 is located next door to the subject. For this reason, it is considered the most comparable to the subject. However, it is still slightly inferior because of the quality of construction. In addition, the comparable helps establish the fact that the subject location is significantly superior to other Middle Tennessee suburban locations. The typical Hollywood Video rents in Middle Tennessee are in the $17.00/SF to $19.00/SF range. Rent No. 4 is about 20% to 30% above the typical range.

     The CVS Franklin store is in a significantly inferior location relative to Franklin commercial neighborhoods. Residential growth in the area is anticipated to be very strong over the next five years; however, the existing residential development is significantly less than the subject's locale. The SH-96 commercial corridor is significantly more dense and land values are much higher. The CVS land was $600,000+ compared to the subject's estimated land value of $1,100,000.

     The only recent Eckerd lease in the Nashville area is the in-line space within the Peartree Village shopping center (Rent No. 1). Typically, in-line space is significantly lower than freestanding, pad site type buildings.

     In addition to the previous Nashville MSA rent comparables, the appraiser has considered a 1996 Walgreen drag store lease in Bartlett, Tennessee. Bartlett is a suburb of Memphis, Tennessee. The 15,400 SF freestanding building was leased at $21.50/SF, absolute net. The Bartlett community is generally inferior to the Franklin community based on a comparison of demographic characteristics, particularly household income. However, it is a relatively recent rent comparable of a freestanding drug store.

     Overall, the subject is superior to all of the comparable rent properties. Considering the differences in the comparable properties as compared to the subject, the subject's actual lease rate of $25.54/SF appears to be reasonable and is considered to represent market rent for a comparable national drugstore chain building similar to the proposed improvements.

Estimated Market Rate:            $25.54/SF

Expense Recoveries:               Analysis:All of the comparable retail
                                  ease rates were based on an absolute
                                  net basis or NNN. The following
                                  Stabilized Operating Statement, which
                                  follows the Analysis of Expenses, is
                                  based on the proposed lease rate with
                                  an absolute net lease basis.

     The Stabilized Operating Statement, which follows the Analysis of Expenses, is based on the subject's actual lease rate and expense pass throughs.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 124

                                                            ANALYSIS OF EXPENSES
--------------------------------------------------------------------------------

Introduction

     No historical data was available from the property since the property is proposed construction. The subject has an absolute net lease with the tenant even responsible for the structural walls and roof repairs. The tenant will pay and be billed directly for all other expenses. Therefore, the subject will have minimal expenses to the landlord. The following analysis addresses only those expenses that are the responsibility of the landlord.

Vacancy & Collection Loss
     Expense Description:               Vacancy & collection loss is an
                                        allowance for reductions in potential
                                        income attributable to vacancies, tenant turnover and nonpayment of rent. The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

     Subject Data:
          Tenancy:                      Single Tenant
          Current Occupancy:            100%

     Analysis:                          Based on a review of market data as well
                                        as the subject's preleased vacancy, a
                                        vacancy and collection loss of 0% is
                                        believed to appropriately recognize
                                        potential collection loss over the
                                        holding period. In reality, the lease is a 20 year lease to an investment grade credit tenant and there will be no tenant turnover through the holding period. The treatment of the subject vacancy must be the same as the vacancy treatment of the sales in order to derive the same type of calculated net operating income for capitalization purposes. The comparable sales utilized a 0% vacancy since they were all leased to high credit tenants generally similar to the subject.

Estimated Vacancy &
     Collection Loss:                   0%

Management:
     Expense Description:               The subject must be considered as an
                                        investment under prudent management. A
                                        charge is made to reflect either the
                                        owners input of time and attention or
                                        that of a professional agent. The
                                        expense would include the collection of
                                        rents, supervision of all maintenance,
                                        etc.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 125

--------------------------------------------------------------------------------

     Analysis:                          The proforma annual management fee for
                                        he subject property is 1.0% of the
                                        Effective Gross Income. This reflects
                                        the owners time and expense for
                                        bookkeeping and other minimal management and administrative duties since it is considered a long-term, absolute net lease.

     Estimated Management:              1.0%

Reserves:

     Expense Description:               A reserves or replacement allowance
                                        provides for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

     Analysis The reserves expense estimate is based primarily on the typical expense recognized by buyers as compared to a calculated type estimate. Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

     Estimated Reserves:                $0.10/SF

Estimated Expense Summary

     Management                      1.0%       EGI     =     $2,786

     Taxes:                        $0.00        /SF     =     $    0

     Insurance:                    $0.00        /SF     =     $    0

     CAM:                          $0.00        /SF     =     $    0

     Administration                $0.00        /SF     =     $    0

     Reserves:                     $0.10        /SF     =     $1,091
                                   -----                      ------

Subtotal Expenses:                 $0.36        /SF     =     $3,877

   Note: Taxes, Insurance & CAM will be paid directly by the tenant.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 126

--------------------------------------------------------------------------------


STABILIZED OPERATING STATEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Gross Rental Income Potential:

                                          Lease
                        Size (SF)          Rate
Gross Rent Income         10,908    @   $25.54 /SF    =          $278,580
(See Rent Roll for Rent Allocation)

Plus: Expense Recovery                                                  0
                                                                 --------
Total Gross Annual Income:                                       $278,580

Less: Vacancy/Collection Loss               0%                   $      0
                                                                 --------
Effective Gross Income                                           $278,580

Less Expenses

  Management             1.0%  EGI   =    $2,786
  Taxes                $0.00   /SF   =        $0
  Insurance:           $0.00   /SF   =        $0
  CAM:                 $0.00   /SF   =        $0
  Administration:      $0.00   /SF   =        $0
  Reserves:            $0.10   /SF   =    $1.091
                       -----              ------
Subtotal Expenses:     $0.36   /SF   =    $3,877                  ($3,877)
                                                                 --------
Net Operating Income:                                            $274,703
                                                                 ========

 NOI/SF                  $25.18
 NOI/Gross Income        98.61%

                            CAPITALIZATION TECHNIQUE
                 ----------------------------------------------
                 ----------------------------------------------

                    NOI     /    OAR   =      Value Estimate
                 $274,703   /  9.00%   =        $3,052,260

         Current Stabilized Value Estimate      $3,050,000
         Less: Deferred Maintenance                      0
         Less: Lease-Up Costs to Stabilization           0
                                                ----------
         As Is Value Estimate                   $3,050,000


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 127

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
--------------------------------------------------------------------------------

Introduction

     Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

Improved Sales' Overall Rate Summary

==========================================================================================================
Sales No                  Subject             1              2              3              4            5
----------------------------------------------------------------------------------------------------------
Name/Address                             Eckerd        Eckerd        CVS Drug       CVS Drug         CVS
                                         Drugs          Drugs         Store,         Store,         Drug
                                        Acworth        Tucker          Irmo          Chimney       Store,
                                                                                      Ridge        Lilburn
----------------------------------------------------------------------------------------------------------
Sale Date                 Current      12/20/96       12/19/96      UC (9/97)       06/06/97        12/96
----------------------------------------------------------------------------------------------------------
Year Built                   1997          1996           1996           1997           1997         1996
----------------------------------------------------------------------------------------------------------
Occupancy                    100%          100%           100%           100%           100%         100%
----------------------------------------------------------------------------------------------------------
Size(SF)                   10,908        10,908          9,504         10,125         10,125       13,125
----------------------------------------------------------------------------------------------------------
% Credit/Achor               100%          100%           100%           100%           100%         100%
----------------------------------------------------------------------------------------------------------
Oveall Rate                   N/A         9.29%          9.55%          8.89%          8.98%        8.98%
==========================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

     All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

     Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 128

------------------------------------------------------------------------------

influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
      Primary Negative Factors:    None
      Primary Positive Factors:    Credit rating of Eckerd has improved since
                                   merger with JC Penney

     Comment/Analysis: All of the sales represent buildings with long-term leases to investment grade credit tenants. As discussed in the sales comparison approach, the most significant factor for long-term leases to credit tenants is the quality of the credit. The merger of JC Penney and Eckerds was announced in early November 1996 subject to approval by stockholders of Eckerds. JC Penney completed the cash tender offer of Eckerd common stock on December 6, 1996. Upon completion of the cash tender offer, JC Penney obtained in excess of 50.1% of Eckerd's outstanding shares. Prior to the merger, Eckerds credit rating was significantly inferior to other retail drug companies such as Walgreens, Riteaid and CVS, but superior to Revco. The rating was low because of the high debt ratios and relatively weaker financial performance prior to 1996. Walgreens has the highest credit rating of all major retail drug companies with Riteaid and CVS in the next tier.

     JC Penney, the largest department store chain in the U.S., has a very strong credit rating. However, the revised Eckerd credit rating was not released until February 1997. Moody's upgraded the Eckerd industrial development revenue bond rating to A3 from Ba3 and senior subordinated debt to Baal from B2. The credit rating was not increased to the equivalent of JC Penney. The primary reason was the lack of any guaranty, assumption or legal support agreement from Penney for the benefit of holders of Eckerd obligations. On the other hand, Moody's expects that Eckerd's cash needs will be met through intercompany funding from Penney.

     Considering the Eckerd's improved credit rating since the December 1996 Eckerd sales, the appropriate overall rate for the subject should be similar to the CVS overall rates, or 9.00%.

Concluded OAR:                      9.00%

Analysis of Subject's Potential Mortgage Terms

Preliminary Analysis:               Several factors affect the potential real
                                    estate mortgage terms of any given property.
                                    These factors include, creditworthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bankloan officers about short term financing.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 129

--------------------------------------------------------------------------------

     Long-Term Financing:           Institutional lenders are typically
                                    establishing interest rates on the basis of 130 to 200 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

     Bank Short-Term
          Financing:                Banks are typically utilizing the prime rate
                                    as the index for loans. Mortgage interest rates are typically 200+/- basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to 75%
                                    loan-to-value ratio: however, banks will provide a five year term in some situations.

Summary of Subject's Potential Mortgage Terms

     Mortgage Type:                 Long-term;
          Analysis:                 This appraisal contemplates a typical
                                    long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

     U.S. Treasury Bond
       10 Year Rate:                6.00%
     Loan Term:                     10 years
     Amortization:                  20 years
     Loan-to-Value Ratio:           75%
     Approx. Interest Rate:         8.00%

Debt Coverage Ratio (DCR) Analysis: A Test of Reasonableness

                                         Direct Cap Value    Final Report Value

Direct Capitalization Value                 $3,050,000           $3,050,000

Loan Amount @ L-to-V of         75%         $2,287,500           $2,287,500

Monthly Payment                                $19,134              $19,134


Estimated NOI                                 $274,703             $274,703

Divided by Annual Payment                     $229,603             $229,603
                                              --------             --------
Implied Debt Coverage Ratio                       1.20                 1.20

----------
Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 130

--------------------------------------------------------------------------------

     Comment/Analysis: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 131

                               INCOME CAPITALIZATION APPROACH - RECONCILIATION
------------------------------------------------------------------------------

Introduction

     The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

Direct Capitalization               $3,050,000

     The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

Discounted Cash Flow                Omitted

     A Discounted Cash Flow model takes into account the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. Over the past few years, investors have placed less emphasis on this technique as a primary valuation tool. It has become more of a test of reasonableness. The discounted cash flow is not typically a significant valuation tool for a single tenant, long-term lease property, particularly with adequate sales data from which an overall rate can be derived.

Reconciliation

Value Estimate Summary by Method:
         Direct Capitalization:                              $3,050,000
         Discounted Cash Flow Analysis:                         Omitted

     The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, total consideration is given the direct capitalization approach

     Therefore, the estimated value of the subject property by the income capitalization approach, as of November 20, 1997, as follows:

Value Indicated by the Income Capitalization Approach        $3,050,000

      Implied OAR:      9.01%


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 132

                                       CORRELATION AND FINAL ESTIMATE OF VALUE
------------------------------------------------------------------------------

Introduction:

     The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                      $2,825,000

General Description:                The cost approach is most applicable when a
                                    property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

Analysis:                           Since the subject is new construction and
                                    market conditions are currently favorable, this is a reasonable method of valuation.
                                    However, it is utilized more as a test of feasibility for the subject because it does not reflect the actions of buyers/investors in the market and the credit worthiness of the tenant.

Weighted Consideration:             Limited

Sales Comparison Approach:          $3,050,000

General Description:                The sales comparison approach is utilized in
                                    the valuation of the subject. The appraisal utilizes the best available and verifiable single tenant, investment grade tenant property sales comparable to the subject property. This approach utilized two methods to estimate a value range for the subject -
                                    1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

Analysis:                           A sufficient quantity and quality of
                                    comparable sales was available to compare to the subject. Given the similar investment quality and type of buyer of the comparable sales, this approach is considered a very reliable value indicator for the subject.

Weighted Consideration:             Significant


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 133

--------------------------------------------------------------------------------

Income Capitalization
 Approach:                          $3,050,000

General Description:                The income capitalization approach involved
                                    the analysis of the existing rent as
                                    compared with market rent for the subject space. Additionally, a stabilized operating statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

Analysis:                           A sufficient quantity and quality of
                                    comparable rental and sale data was
                                    available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered highly reflective of the actions and investment criteria for the potential investor in the subject property.

Weighted Consideration:             Significant

Summary of Value Indications

      Cost Approach                                        $2,825,000
      Sales Comparison approach                            $3,050,000
      Income Capitalization Approach                       $3,050.000

Final Conclusion of Value

     In view of the previous analyses, the most weight has been placed on the sales comparison approach and income capitalization approach with limited weight being placed on the cost approach in the valuation of the subject property. The cost approach value indication is supportive of the other two approaches and supports the feasibility of the development. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of November 20, 1997, is estimated to be:

                     Three Million Fifty Thousand Dollars
                                 ($3,050,000)


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 134

                                                          CERTIFICATION OF VALUE
--------------------------------------------------------------------------------

We certify that, to the best of our knowledge and belief,.

     1.   The statements of fact contained in this report are true and correct.

     2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

     3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

     4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

     5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

     8. We have made a personal inspection of the property that is the subject of this report.

     9. No one provided significant professional assistance to the person(s) signing this report.

     10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

     11. The market value of the Leased Fee interest for the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of November 20, 1997, is estimated to be:

                     Three Million Fifty Thousand Dollars
                                 ($3,050,000)


/s/ James E. Lamb

James E. Lamb, MAI
State Certified General Real Estate Appraiser
Licensee #CG-557


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 135

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
--------------------------------------------------------------------------------

Education

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

Professional Affiliations

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

State Certifications

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

Accredited Appraisal Courses
     The Appraisal Institute:

       Course    101   Introduction to Appraising Real Property
       Course    1A-1  Real Estate Appraisal Principles
       Course    1A-2  Basic Valuation Procedures
       Course    1B-A  Capitalization Theory and Techniques, Part A
       Course    1B-B  Capitalization Theory and Techniques, Part B
       Course    2-1   Case Studies In Real Estate Valuation
       Course    2-2   Valuation Analysis and Report Writing
       Course          Standard of Professional Practice, Part A
       Course          Standard of Professional Practice, Part B
       Seminar         Hazardous Materials in Real Property
       Seminar         Persuasive Styles in Narrative Report Writing
       Seminar         Advanced Income Capitalization Overview

     Other

       Real Estate Principles
       Real Estate Finance
       Commercial and Investment Real Estate
       Project Seminar

Professional Exchange to Foreign Countries

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 136

                                                       Summary of Qualifications
                                                              James E. Lamb, MAI
--------------------------------------------------------------------------------

Professional Experience

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

Employment History

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 137

                                                                         ADDENDA
--------------------------------------------------------------------------------


Contents

Exhibit 1         Subject Metes & Bounds Legal Description
Exhibit 2         Insurance Valuation


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 138

                                                                       Exhibit 1
                                        Subject Metes & Bounds Legal Description
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.

                             PROPERTY DESCRIPTION
                                    Lot 17
                Proposed Revision Four, Woodlands Subdivision

A tract of land lying in the Ninth Civil District of Williamson County, in the City of Franklin, Tennessee and being a portion of Lots 17 and 18, of Revision Three, Woodlands Subdivision of record in Plat Book 12, Page 25 in the Register's Office, Williamson County, Tennessee and more particularly described as follows:

BEGINNING at the westerly curve return at the southwest corner of the intersection of State Route 96 (Mufreesboro Road, a 96 foot right of way) and Southwinds Drive said point lying on the northerly line of Lot 17 of Proposed Revision Four of Woodlands Subdivision; thence.

1. With the southerly right of way line of said State Route 96, easterly, with a curve to the right, having a radius of 24.86 feet and a central angle of 90(degree)00'00", an arc length of 39.05 feet, a chord bearing and distance of South 39(degree)45'08" East, 35.15 feet to an iron pin set on the westerly right of way line of said Southwinds Drive; thence.

2. With said westerly right of way line, South 05(degree)14'52" West, 325.22 feet to an iron pin set at the common easterly corner of the Lots 17 and 18 of said proposed subdivision; thence.

3. With the common line of proposed Lots 17 and 18, North 84(degree)48'08" West, 207.49 feet to an iron pin set at the southeast corner of Lot 16 of said proposed subdivision; thence.

4. With the common line of proposed Lots 16 and 17, North 05(degree)14'32" East, 350.08 feet to an iron pin set on the southerly right of way line of said Sate Route 96; thence.

5. With said southerly right of way line, South 84(degree)45'08" East, 182.66 feet to the POINT OF BEGINNING and containing 1.665 acres, more or less.

Being a portion of the same property conveyed to Franklin Land Development Fund by deed from Lee A. Beaman, of record in Book 636, Page 331, Register's Office of Williamson County, Tennessee.